Execution Copy

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                             EQUIVEST FINANCE, INC.,

                          PEPPERTREE ACQUISITION CORP.,

                        PEPPERTREE ACQUISITION II CORP.,

                            PEPPERTREE RESORTS, LTD.,

                           PIONEER HOTEL CORPORATION,

                                C. WAYNE KINSER,

                                       and

                          THE STOCKHOLDERS NAMED HEREIN

                          Dated as of November 17, 1999

                                TABLE OF CONTENTS

RECITALS.......................................................................1

ARTICLE I DEFINITIONS..........................................................3
        1.01   "Actual Installment Taxes"......................................3
        1.02   "Acquired Assets"...............................................3
        1.03   "Acquired Business".............................................3
        1.04   "Acquired Companies"............................................3
        1.05   "Acquired Company Benefit Arrangement"..........................3
        1.06   "Acquired Company Benefit Plan".................................3
        1.07   "Acquired Company Material Adverse Effect"......................3
        1.08   "Acquired Ownership Interests...................................4
        1.09   "Affiliate,"....................................................4
        1.10   "Agreement".....................................................4
        1.11   "Aggregate Purchase Price"......................................4
        1.12   "Aircraft Interest".............................................4
        1.13   "Annual Financial Statements"...................................4
        1.14   "Association"...................................................4
        1.15   "Cash Consideration"............................................4
        1.16   "Closing".......................................................4
        1.17   "Closing Date"..................................................4
        1.18   "Code"..........................................................4
        1.19   "Company".......................................................4
        1.20   "Company Notes".................................................4
        1.21   "Company Stock".................................................4
        1.22   "Company Subsidiaries"..........................................4
        1.23   "Confidential Memorandum".......................................4
        1.24   "Consumer Interval Sales".......................................4
        1.25   "Contract"......................................................4
        1.26   "Deferred Tax Liability Accrual"................................4
        1.27   "Disclosure Schedule"...........................................5
        1.28   [Intentionally Omitted.]........................................5
        1.29   "Downward Adjustment"...........................................5
        1.30   [Intentionally Omitted..........................................5
        1.31   "EFI Note"......................................................5
        1.32   "Effective Time"................................................5
        1.33   "Encumbrance"...................................................5
        1.34   "Endorsements"..................................................5
        1.35   "Environmental Law".............................................5
        1.36   "Exchange Act"..................................................5
        1.37   "Executive Officer".............................................5
        1.38   "Execution Date"................................................5

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        1.39   "Financial Statements"..........................................5
        1.40   "Fontana Note"..................................................5
        1.41   "GAAP"..........................................................5
        1.42   "GP Interest"...................................................5
        1.43   "GSHA"..........................................................6
        1.44   "GSHA Note".....................................................6
        1.45   "Guaranty Agreement"............................................6
        1.46   "Hazardous Materials"...........................................6
        1.47   "Holiday Inn Consent"...........................................6
        1.48   "Indemnifiable Losses"..........................................6
        1.49   "Indemnitee"....................................................6
        1.50   "Indemnitor"....................................................6
        1.51   "Intellectual Property".........................................6
        1.52   "Interim Financial Statements"..................................6
        1.53   "IRS"...........................................................6
        1.54   "Kinser Note"...................................................6
        1.55   "Land"..........................................................7
        1.56   "LP Interest"...................................................7
        1.57   "Managed Association"...........................................7
        1.58   "Merger"........................................................7
        1.59   "Merger Consideration"..........................................7
        1.60   "Mortgage"......................................................7
        1.61   "Ordinary Course of Business"...................................7
        1.62   "Party"or "Parties".............................................7
        1.63   "Peppertree Note"...............................................7
        1.64   "Peppertree Vacation Club"......................................7
        1.65   "Permits".......................................................7
        1.66   "Permitted Deduction"...........................................7
        1.67   "Permitted Encumbrance".........................................7
        1.68   "Person"........................................................8
        1.69   "PHC"...........................................................8
        1.70   "Purchase and Option Agreements"................................8
        1.71   "Purchasers"....................................................8
        1.72   "Purchaser Material Adverse Effect".............................8
        1.73   "PRVI"..........................................................8
        1.74   "PRVI Stock"....................................................8
        1.75   "Real Property".................................................8
        1.76   "Realty"........................................................8
        1.77   "Realty Stock"..................................................8
        1.78   "Records".......................................................8
        1.79   "Registration Rights Agreement".................................8
        1.80   "Related Agreements"............................................8
        1.81   "Release Agreement".............................................8
        1.82   "Representatives"...............................................8

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        1.83   "Retained Earnings Note"........................................8
        1.84   "Second Closing"................................................9
        1.85   "Securities Act"................................................9
        1.86   "Sellers".......................................................9
        1.87   "Sellers'Knowledge".............................................9
        1.88   "Software"......................................................9
        1.89   "State".........................................................9
        1.90   "State Governing Statutes"......................................9
        1.91   "State Regulatory Authorities"..................................9
        1.92   "Stockholder"...................................................9
        1.93   "TNW Certificate"...............................................9
        1.94   "Tangible Net Worth"............................................9
        1.95   "Tangible Net Worth Adjustment".................................9
        1.96   "Threshold Amount"..............................................9
        1.97   "Title Policies"................................................9
        1.98   "Upward Adjustment".............................................9
        1.99   "VOI Business"..................................................9
        1.100  "VOI Inventory".................................................9
        1.101  "VOI Receivables"..............................................10
        1.102  "VWAP".........................................................10
        1.103  "Vacation Ownership Intervals"or "VOIs"........................10
        1.104  "Vacation Ownership Units".....................................10

ARTICLE II PLAN OF MERGER; PURCHASE AND SALE..................................10
        2.01   The Merger.....................................................12
        2.02   Purchase and Sale..............................................12
        2.03   Aggregate Purchase Price Adjustments...........................14
        2.04   Deferred Payout................................................15
        2.05   Fontana Note...................................................15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS.........................15
        3.01   Organization...................................................15
        3.02   Articles of Incorporation, Bylaws and Agreements...............16
        3.03   Authorization..................................................16
        3.04   Financial Statements and Absence of Changes....................16
        3.05   Title to and Condition of Real Property........................17
        3.06   Intellectual Property..........................................19
        3.07   Insurance......................................................20
        3.08   Environmental Matters..........................................20
        3.09   Minute and Stock Books; Records................................22
        3.10   Absence of Undisclosed Material Liabilities....................22
        3.11   Contracts......................................................22
        3.12   Litigation and Compliance......................................22
        3.13   Non-Contravention; Required Consents...........................22

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        3.14   Capital Stock; Partnership Interests...........................23
        3.15   Options, Warrants, Etc.........................................24
        3.16   Subsidiaries Stock.............................................24
        3.17   Permits........................................................24
        3.18   Labor and Employment...........................................24
        3.19   Employee Benefit Plans.........................................26
        3.20   Taxes and Tax Returns..........................................28
        3.21   Receivables....................................................31
        3.22   Other Property.................................................31
        3.23   Absence of Material Changes, Events and Conditions.............31
        3.24   Certain Interests..............................................32
        3.25   Brokers........................................................33
        3.26   Private Placement..............................................33
        3.27   Year 2000......................................................33
        3.28   Homeowners'Associations; Regulatory Reserves; Management Fees..33
        3.29   VOI Mortgages..................................................34
        3.30   Peppertree Vacation Club.......................................35
        3.31   Company Notes..................................................37
        3.32   Disclosure.....................................................37

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF EFI..............................37
        4.01   Organization...................................................38
        4.02   Authorization..................................................38
        4.03   No Required Vote of EFI Stockholders...........................38
        4.04   Capitalization.................................................38
        4.05   Obligations with Respect to Capital Stock......................39
        4.06   Non-Contravention; Required Consents...........................39
        4.07   Litigation and Compliance......................................39
        4.08   SEC Filings; EFI's Financial Statements........................40
        4.09   Absence of Material Changes, Events and Conditions.............40
        4.10   Contracts......................................................40
        4.11   Brokers........................................................40
        4.12   Disclosure.....................................................40
        4.13   [Intentionally Omitted.].......................................41
        4.14   Absence of Undisclosed Liabilities.............................41
        4.15   Subsidiaries...................................................41
        4.16   Miscellaneous..................................................41

ARTICLE V COVENANTS OF KINSER.................................................42
        5.01   [Intentionally Omitted.].......................................42
        5.02   [Intentionally Omitted.].......................................42
        5.03   Access.........................................................42
        5.04   Confidentiality................................................42
        5.05   Transition of Plans............................................42

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        5.06   Acquisition Proposals..........................................43
        5.07   Non-Competition and Non-Solicitation...........................43
        5.08   Transfer of Assets.............................................43

ARTICLE VI COVENANTS OF EFI...................................................44
        6.01   Conduct of Business of EFI and the Newcos......................44
        6.02   Access.........................................................44
        6.03   Payment of Purchase Price......................................44
        6.04   Board of Directors of EFI......................................44
        6.05   Stock Options..................................................44
        6.06   Location of Company Offices....................................44
        6.07   D&O Insurance.  ...............................................44

ARTICLE VII ADDITIONAL COVENANTS BY THE PARTIES...............................45
        7.01   Expenses; Transfer Taxes; Apportionment........................45
        7.02   Publicity......................................................45
        7.03   Agreement to Take Necessary Action.............................45
        7.04   Full Disclosure................................................45
        7.05   [Intentionally Omitted.........................................46
        7.06   Employees......................................................46
        7.07   Tax Matters....................................................46
        7.08   Transfer Restrictions..........................................48
        7.09   Title Commitments..............................................48
        7.10   Satisfaction of Company Notes..................................49
        7.11   Sale of Aircraft Interest......................................49
        7.12   Tax-free Acquisition of Company................................49
        7.13   Payment of Extraordinary Compensation..........................49
        7.14   Oral Leases....................................................49
        7.15   GSHA...........................................................49

ARTICLE VIII [INTENTIONALLY OMITTED]..........................................49

ARTICLE IX THE CLOSINGS.......................................................50
        9.01   Time and Place of Closing......................................50
        9.01A  Time and Place of Second Closing...............................50
        9.02   Conditions to Purchasers'Closing Obligations...................50
        9.03   Conditions to Sellers'Closing Obligations......................51
        9.03A  Mutual Conditions to the Parties' Closing Obligations..........52
        9.03B  Conditions to Second Closing Obligations.......................52
        9.04   Deliveries by Sellers at Closing...............................53
        9.05   Availability of Records........................................54
        9.06   Deliveries by Purchasers at Closing............................54
        9.07   Deliveries at Second Closing...................................55

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ARTICLE X INDEMNIFICATION.....................................................56
        10.01  Indemnification of Sellers.....................................56
        10.02  Indemnification of Purchasers..................................56
        10.03  Cap and Basket.................................................57
        10.04  Indemnifiable Losses Net of Insurance Proceeds.................57
        10.05  Procedure for Seeking Indemnification..........................57
        10.06  Indemnification Remedy After Closing...........................59
        10.07  Survival of Representations, Warranties, Covenants, and
               Agreements.....................................................59
        10.08  Setoff and Recoupment..........................................59
        10.09  Estoppel.......................................................59
        10.10  Purchase Price Adjustments.....................................59

ARTICLE XI GENERAL PROVISIONS.................................................59
        11.01  Entire Agreement...............................................59
        11.02  Severability...................................................60
        11.03  Amendment and Modification.....................................60
        11.04  Arm's Length Agreement.........................................60
        11.05  Exhibits, etc..................................................60
        11.06  Headings.......................................................60
        11.07  Assignment.....................................................60
        11.08  No Third Party Beneficiaries...................................60
        11.09  Waiver of Compliance; Consents.................................60
        11.10  Sellers'Representative.........................................61
        11.11  Notices........................................................62
        11.12  Governing Law..................................................62
        11.13  Jurisdiction, Venue, and Service of Process....................62
        11.14  Jury Trial Waiver..............................................62
        11.15  Reliance by Each Party.........................................62
        11.16  Attorneys'Fees.................................................62
        11.17  Specific Performance...........................................62
        11.18  Counterparts...................................................62

Annexes

A.      Plan of Merger
B.      Form of EFI Note
C.      Form of Fontana Note
D.      Form of GSHA Note
E.      Form of Guaranty Agreement
F.      Form of Kinser Note
G.      Form of Registration Rights Agreement
H.      Form of Phase-Out Agreement
I.      Form of Release Agreement
J.      Form of Affiliate Agreement
K.      Form of Consulting Agreement

Exhibits

Exhibit 7.07(d)-1
Allocation of GSHA Consideration ............................................E-4

Exhibit 7.07(d)-2............................................................S-1

                      AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization (this "Agreement"), dated as of November 17, 1999 (the "Execution Date"), is entered into by and among Equivest Finance, Inc. ("EFI"), a Delaware corporation, Peppertree Acquisition Corp. ("Newco I") and Peppertree Acquisition II Corp. ("Newco II" and together with Newco I, the "Newcos"), each a Delaware corporation and a newly-formed, wholly-owned subsidiary of EFI, and Peppertree Resorts, Ltd. (the "Company"), a North Carolina corporation, C. Wayne Kinser ("Kinser"), Pioneer Hotel Corporation ("PHC"), a North Carolina corporation, the Sharon Kay Williamson Charitable Remainder Unitrust ("SKW CRUT") and the David Wayne Kinser Charitable Remainder Unitrust ("DWK CRUT"; each of the SKW CRUT and DWK CRUT are referred to herein as a "Stockholder" and together, the "Stockholders").

                                    RECITALS

      A. Kinser owns of record and beneficially approximately ninety-one and three quarters percent (91.75%) of the issued and outstanding capital stock of the Company and all of the issued and outstanding capital stock of Peppertree Realty, Inc. ("Realty"), a Wisconsin corporation. The Stockholders together own of record and beneficially approximately eight and one quarter percent (8.25%) of the issued and outstanding capital stock of the Company, which stock Kinser transferred to the Stockholders in connection with the transactions contemplated hereby. Together, Kinser and the Stockholders own of record and beneficially all of the issued and outstanding capital stock of the Company.

      B. Kinser is the sole limited partner of Great Smokies Hotel Associates ("GSHA"), a North Carolina limited partnership, and PHC is the sole general partner of GSHA. Together, Kinser and PHC own all of the equity interest in GSHA.

      C. In connection with the transactions contemplated hereby, Kinser, David Kinser and Kay Kinser transferred approximately seven percent (7%) of the issued and outstanding capital stock of Peppertree Resorts Villas, Inc. ("PRVI"), a North Carolina corporation, to the Stockholders. The Company owns of record and beneficially approximately ninety-three percent (93%) of the issued and outstanding capital stock of PRVI. Together, the Company and the Stockholders own of record and beneficially all of the issued and outstanding capital stock of PRVI.

      D. Newco I will be merged with and into the Company, with the Company surviving the merger and continuing its corporate existence under the laws of the State of North Carolina. The Boards of Directors of Newco I and the Company have determined that this merger is in furtherance of, and consistent with, their respective long-term business strategies and is in the best interests of their respective stockholders. The Boards of Directors of Newco I and the Company have approved and adopted this Agreement, and the plan of merger attached hereto as Annex A, as a plan of reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended.

      E. Subject to certain contingencies set forth herein, EFI intends to acquire from Kinser, and Kinser will sell to EFI, a one percent (1%) limited partnership interest in GSHA, and Newco II will acquire from Kinser, and Kinser will sell to Newco II, a fourteen percent (14%) limited partnership interest in GSHA, pursuant to this Agreement. Newco II will acquire from PHC, and PHC will sell to Newco II, an eighty-five percent (85%) general partnership interest in GSHA pursuant to this Agreement.

      F. EFI will acquire from the Stockholders, and the Stockholders will sell to EFI, all of the issued and outstanding capital stock of PRVI owned by them, pursuant to this Agreement, which capital stock EFI intends to contribute to the Company after the merger of Newco I with and into the Company. As a result, the Company will own of record and beneficially all of the issued and outstanding capital stock of PRVI.

      G. Newco II will acquire from Kinser, and Kinser will sell to Newco II, all of the issued and outstanding capital stock of Realty pursuant to this Agreement.

      H. Newco II will acquire from Kinser or any of his relatives or Affiliates (other than the Company, Realty, GSHA, PRVI or any of their subsidiaries), and Kinser will cause to be sold to Newco II, any and all other assets that are used in the business and operations of the Company, PHC, Realty, GSHA, or PRVI that are owned by Kinser or any of his relatives or Affiliates (other than the Company, Realty, GSHA, PRVI or any of their subsidiaries) on the date hereof.

      I. As a result of the transactions contemplated by this Agreement, (i) the Company will be a wholly-owned subsidiary of EFI, (ii) EFI and Newco II together will own all of the partnership interests in GSHA, and (iii) Newco II will own directly all of the issued and outstanding capital stock of Realty and any other assets that are used in the business and operations of the Company, PHC, Realty, GSHA, or PRVI that are owned by Kinser or any of his relatives or Affiliates (other than the Company, Realty, GSHA, PRVI or any of their subsidiaries) on the date hereof.

      NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements contained herein, the Parties, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      For the purposes of this Agreement, and except as otherwise expressly provided in this Agreement or unless the context otherwise requires, capitalized terms shall have the meanings ascribed to them in this Article I.

      1.01 "Actual Installment Taxes" shall mean (a) the aggregate amount included in taxable income after the Closing Date by EFI or its Affiliates with respect to installment sale receivables of the Acquired Companies as of the Closing Date multiplied by (b) the Tax rate used to determine the Deferred Tax Liability Accrual.

      1.02 "Acquired Assets" shall mean all of the assets that are used in the Acquired Business (other than the Aircraft Interest) that are owned separately by any Seller, or any of the Sellers' Affiliates (other than an Acquired Company), on the date hereof, which such assets are set forth in Section 3.22(a) of the Disclosure Schedule.

      1.03 "Acquired Business" shall mean the Acquired Companies and the businesses and operations of the Acquired Companies (including the Acquired Assets).

      1.04 "Acquired Companies" shall mean the Company, Realty, GSHA and the Company Subsidiaries; provided, however, that GSHA shall not be an Acquired Company unless the Second Closing occurs.

      1.05 "Acquired Company Benefit Arrangement" shall have the meaning set forth in Section 3.19(a)(i).

      1.06 "Acquired Company Benefit Plan" shall have the meaning set forth in
Section 3.19(a)(iii).

      1.07 "Acquired Company Material Adverse Effect" shall mean any change, event or effect that, individually or when taken together with all other changes, events or effects that have occurred prior to the date of determination, is or is reasonably likely to be materially adverse to the business, operations, prospects, assets (including intangible assets), liabilities (including contingent liabilities, condition (financial or otherwise) properties or results of operations of the Acquired Business taken as a whole, or the ability of the Sellers and the Acquired Companies to consummate the transactions contemplated by this Agreement.

      1.08 "Acquired Ownership Interests" shall mean the Company Stock, the LP Interest, the GP Interest, the Realty Stock and the PRVI Stock; provided, however, that the LP Interest and the GP Interest shall not be Acquired Ownership Interests unless the Second Closing occurs

      1.09 "Affiliate," with respect to any Person, shall mean any Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. The term "control" (including the correlative terms "controlled by" and "under common control with") as used with respect to any Person means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, GSHA shall not be deemed an Affiliate of Kinser or any Acquired Company or Company Subsidiary unless the Second Closing occurs.

      1.10 "Agreement" shall mean this Agreement and Plan of Reorganization, including all Annexes and Exhibits hereto, and the Disclosure Schedule.

      1.11 "Aggregate Purchase Price" shall mean the sum of the Merger Consideration, the Cash Consideration and the face amount of the EFI Note and the Deferred Payout, all as adjusted pursuant to Article II, plus the capital contribution to Newco I specified in Section 9.03(f).

      1.12 "Aircraft Interest" shall mean fifty percent (50%) or more of either
(x) the assets or (y) the issued and outstanding capital stock of Poly-Aero, Inc., a North Carolina corporation.

      1.13 "Annual Financial Statements" shall have the meaning set forth in
Section 3.04(a).

      1.14 "Association" shall mean any condominium, timeshare or homeowners' association for any of the properties or resorts owned or developed by the Acquired Companies (each, an "Association" and, collectively, the "Associations").

      1.15 "Cash Consideration" shall have the meaning set forth in Section 2.02(b)(i).

      1.16 "Closing" shall have the meaning set forth in Section 9.01.

      1.17 "Closing Date" shall have the meaning set forth in Section 9.01.

      1.18 "Code" means the Internal Revenue Code of 1986, as amended, and regulations issued by the Internal Revenue Service pursuant thereto.

      1.19 "Company" shall have the meaning set forth in the recitals of this Agreement.

      1.20 "Company Notes" shall mean the Peppertree Note together with the Retained Earnings Note.

      1.21 "Company Stock" shall mean all of the issued and outstanding shares of capital stock of the Company.

      1.22 "Company Subsidiaries" shall mean PRVI, Peppertree Resorts Vacation Club, Inc., a North Carolina corporation and wholly-owned subsidiary of the Company, and Peppertree Resorts Management, Inc., a North Carolina corporation and wholly-owned subsidiary of the Company.

      1.23 "Confidential Memorandum" shall mean that memorandum prepared by McDonald Investments, dated as of July 1999 and delivered by the Company to EFI.

      1.24 "Consumer Interval Sales" shall mean sales of VOIs to third-party retail consumers and shall not include any bulk or wholesale sales to any party.

      1.25 "Contract" shall have the meaning set forth in Section 3.11.

      1.26 "Deferred Tax Liability Accrual" shall have the meaning set forth in
Section 2.03(a)(i).

      1.27 "Disclosure Schedule" shall mean the disclosure schedule accompanying this Agreement, which will be arranged in sections corresponding to the lettered and numbered sections referencing such schedule contained in this Agreement.

      1.28 [Intentionally Omitted.]

      1.29 "Downward Adjustment" shall have the meaning set forth in Section 2.03(a)(i).

      1.30 [Intentionally Omitted.]

      1.31 "EFI Note" shall mean one or more promissory notes issued by EFI in favor of Kinser in the aggregate principal amount of four million one hundred thirty-three thousand and eight dollars ($4,133,008) in the form attached hereto as Annex B.

      1.32 "Effective Time" shall have the meaning set forth in Section 2.01(a)(ii).

      1.33 "Encumbrance" shall mean any lien, claim, pledge, option, charge, adverse interest, security interest, purchase option, mortgage, deed of trust, or other proscription, restriction, condition, or covenant or similar right of third parties.

      1.34 "Endorsements" shall have the meaning set forth in Section 7.09(b).

      1.35 "Environmental Law" shall mean any federal, state, or local law or regulation and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment (including without limitation air, surface water, ground water, land surface and subsurface strata), health, safety or natural resources, including without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release, threatened release, discharge, investigation and cleanup of Hazardous Materials, or which imposes requirements relating to Hazardous Materials in connection with a transfer of stock or assets; provided, however, such term shall not include any Federal Occupational Safety and Health Administration regulations or analogous state laws or regulations.

      1.36 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

      1.37 "Executive Officer" shall mean any Person listed on Section 1.37 of the Disclosure Schedule.

      1.38 "Execution Date" shall have the meaning set forth in the introduction of this Agreement.

      1.39 "Financial Statements" shall have the meaning set forth in Section 3.04(a).

      1.40 "Fontana Note" shall mean that promissory note issued by Peppertree Fontana Village, Inc. in favor of the Company and personally guaranteed by Kinser in the principal amount of two million nine hundred ninety thousand six hundred fifty dollars ($2,990,650), maturing on March 31, 2001, as amended and restated as of the Closing Date pursuant to the terms of Section 2.05, the form of which is attached hereto as Annex C.

      1.41 "GAAP" shall mean generally accepted accounting principles in the United States of America, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a majority of the accounting profession, which have been adopted and practiced.

      1.42 "GP Interest" shall mean all of the general partnership interest of GSHA.

      1.43 "GSHA" shall have the meaning set forth in the recitals of this Agreement.

      1.44 "GSHA Note" shall mean a promissory note issued by GSHA in favor of the Company, and personally guaranteed by Kinser, in the principal amount of three million six hundred thousand dollars ($3,600,000), as of the Closing Date, in the form attached hereto as Annex D.

      1.45 "Guaranty Agreement" shall mean the Guaranty Agreement dated as of the Closing Date by Kinser as guarantor of the Fontana Note and the GSHA Note, substantially in the Form attached hereto as Annex E.

      1.46 "Hazardous Materials" shall mean (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any Environmental Law.

      1.47 "Holiday Inn Consent" shall mean the consent required of Holiday Inn Franchising, Inc. pursuant to that certain Holiday Inn Sunspree Resort Conversion License Agreement, dated March 14, 1994, to the substitution of EFI as owner of GSHA, the licensee thereunder, in lieu of Kinser, together with the agreement of Holiday Inn Franchising, Inc. and EFI to a mutually acceptable property improvement plan.

      1.48 "Indemnifiable Losses" shall mean any and all direct or indirect demands, claims, payments, obligations, actions, or causes of action, assessments, losses, liabilities, costs, expenses paid or incurred, or diminutions in value of any kind or character (whether or not known or asserted before the date of this Agreement, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent, or otherwise). Indemnifiable Losses shall include penalties, interest, or any amount payable to a third party as a result of such Indemnifiable Losses. Subject to the provisions of Article X, Indemnifiable Losses shall include legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions involving third parties, whether or not resulting in any liability, and all amounts paid in settlement of claims or actions in accordance with Article X.

      1.49 "Indemnitee" shall mean any Person that may be entitled to seek indemnification pursuant to the provisions of Article X.

      1.50 "Indemnitor" shall mean any Person that may be obligated to provide indemnification pursuant to the provisions of Article X.

      1.51 "Intellectual Property" shall mean all right, title and interest of Sellers (in connection with the Acquired Business) and the Acquired Companies in and to (a) patents, trademarks, trade names, copyrights and service marks; (b) registrations and applications for patents, trademarks, trade names, copyrights and service marks; (c) trade secrets and know-how; and (d) Software or licenses thereto, computerized data or licenses thereto, and any related documentation, including without limitation the design and content of all documents utilized in the creation of the Acquired Companies' timeshare resorts and all manufacturing and other technical information, in each case solely to the extent any of the foregoing is related to the Acquired Business, including but not limited to the items identified on the Disclosure Schedule.

      1.52 "Interim Financial Statements" shall have the meaning set forth in
Section 3.04(a).

      1.53 "IRS" shall mean the Internal Revenue Service.

      1.54 "Kinser Note" shall mean an interest-free promissory note issued by Kinser in favor of EFI in the principal amount of seven hundred thousand dollars ($700,000) in the form attached hereto as Annex F.

      1.55 "Land" shall have the meaning set forth in Section 3.05(a).

      1.56 "LP Interest" shall mean a limited partnership interest in GSHA.

      1.57 "Managed Association" shall mean any Association that is managed by any Seller or any Acquired Company in connection with the Acquired Business.

      1.58 "Merger" shall have the meaning set forth in Section 2.01(a).

      1.59 "Merger Consideration" shall have the meaning set forth in Section 2.01(d)(x)

      1.60 "Mortgage" means a mortgage, deed of trust or similar security instrument (including, without limitation, any security agreement entered into in connection with or a part of any purchase agreement or any installment sales contract relating to the sale of a VOI), creating a first and prior lien on a VOI or a purchaser's beneficial interest therein, as applicable, and securing a purchase money loan to acquire a VOI, which loan is evidenced by a promissory note or installment note.

      1.61 "Ordinary Course of Business" shall mean in the ordinary course of the relevant Acquired Company, consistent with its past practices.

      1.62 "Party" or "Parties" shall mean those Persons who are party to this Agreement.

      1.63 "Peppertree Note" shall mean that promissory note issued by Peppertree in favor of Kinser in the principal amount of four million one hundred thirty-three thousand eight dollars ($4,133,008), accruing interest at an annual rate of seven percent (7%), and maturing on January 2, 2003.

      1.64 "Peppertree Vacation Club" means Peppertree Vacation Club, Inc., a North Carolina non-profit corporation.

      1.65 "Permits" shall mean all governmental licenses, permits, certificates, orders, development orders, franchises, waivers, approvals and authorizations necessary for the current conduct of the Acquired Companies, including, without limitation, building permits, timeshare registrations, liquor licenses, zoning approvals, and permits issued or required under Environmental Laws.

      1.66 "Permitted Deduction" shall have the meaning set forth in Section 2.04(a)(i).

      1.67 "Permitted Encumbrance" shall mean (i) liens imposed by law for Taxes, assessments or charges of any governmental authority that are not yet due and payable or are being contested in good faith by proper proceedings (and in each case as to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP); (ii) liens incurred in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts, statutory obligations and other similar obligations; (iii) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges, or encumbrances (whether or not recorded) which in the aggregate are not material in amount, and which do not interfere materially with the ordinary conduct of the business of the Acquired Companies and which do not detract materially from the property to which they attach or impair materially the use thereof by the Acquired Companies; (iv) the Encumbrances described in Section
1.67 of the Disclosure Schedule or set forth on the Title Policies or Title Commitments (other than general exceptions relating to surveys) attached to the Disclosure Schedule or any other Encumbrances disclosed in the Disclosure Schedules; and (v) extensions, renewals or replacements of any lien referred to in clauses (i) through (iv) above.

      1.68 "Person" shall mean any individual, corporation (including non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Taxing Authority.

      1.69 "PHC" shall have the meaning set forth in the introductory paragraph of this Agreement.

      1.70 "Purchase and Option Agreements" shall have the meaning set forth in
Section 3.05(b).

      1.71 "Purchasers" shall mean, collectively, EFI and the Newcos.

      1.72 "Purchaser Material Adverse Effect" shall mean any change, event or effect that, individually or when taken together with all other changes, events or effects that have occurred prior to the date of determination, is or is reasonably likely to be materially adverse to the business, operations, prospects, properties, assets (including intangible assets), liabilities (including contingent liabilities), condition (financial or otherwise), or results of operations of the Purchasers, taken as a whole, or on the ability of the Purchasers to consummate the transactions contemplated by this Agreement.

      1.73 "PRVI" shall have the meaning set forth in the recitals of this Agreement.

      1.74 "PRVI Stock" shall mean all of the issued and outstanding shares of capital stock of PRVI.

      1.75 "Real Property" shall have the meaning set forth in Section 3.05(a).

      1.76 "Realty" shall have the meaning set forth in the recitals to this Agreement.

      1.77 "Realty Stock" shall mean all of the issued and outstanding shares of capital stock of Realty.

      1.78 "Records" shall mean all records related to the Acquired Companies, including without limitation customer and vendor lists, and all files and documents (including credit and sales records and information) relating to customers, employees, suppliers, and vendors of the Acquired Companies, Association members, and all other business and financial records, files, books, and documents of the Acquired Companies and the Managed Associations, including without limitation manuals and data, sales, marketing and advertising materials, sales distribution and purchase correspondence (in whatever form, whether documentary, computer storage or otherwise).

      1.79 "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the Closing Date by and among EFI, Kinser, John McFarland, Herbert Patrick, Jr., Don Clayton and the Stockholders, substantially in the form attached hereto as Annex G.

      1.80 "Related Agreements" shall mean the Guaranty Agreement, Registration Rights Agreement, Release Agreements, EFI Note, Consulting Agreement, Fontana Consulting Agreement, GSHA Note, Fontana Note, Peppertree Note, Retained Earnings Note, Kinser Note and Phase-Out Agreement (substantially in the form attached hereto as Annex H).

      1.81 "Release Agreement" means an agreement, substantially in the form attached hereto as Annex I, from each of John McFarland, Herbert Patrick, Jr. and Don Clayton.

      1.82 "Representatives" shall mean, as to any natural person, such person's financial advisors, attorneys, accountants, agents, and affiliates, and, as to any entity, such entity's officers, directors, managers, partners, employees, financial advisors, attorneys, accountants, agents, and affiliates.

      1.83 "Retained Earnings Note" shall mean that promissory note issued by PRVI in favor of Kinser in the principal amount of two million eight hundred ten thousand eight hundred fifty-four dollars ($2,810,854) representing the retained earnings of certain Company Subsidiaries.

      1.84 "Second Closing" shall have the meaning given it in Section 9.01A.

      1.85 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

      1.86 "Sellers" shall mean Kinser, PHC and the Stockholders.

      1.87 "Sellers' Knowledge" shall mean (a) the actual knowledge of Kinser, the Executive Officers and other Persons listed on the Disclosure Schedule, and
(b) the knowledge that any of the Persons described in clause (a) should have obtained in the reasonably prudent exercise of his or her duties as an officer or director of PHC or one or more of the Acquired Companies.

      1.88 "Software" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive, including, but not limited to, all object code, source code, technical manuals, user manuals and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

      1.89 "State" shall mean any state or territory of the United States, including the District of Columbia and the U.S. Virgin Islands.

      1.90 "State Governing Statutes" shall mean the statutes and regulations of each of North Carolina, South Carolina, Tennessee, Missouri, Wisconsin and Virginia that govern the sale and operation of VOIs.

      1.91 "State Regulatory Authorities" shall mean the government agencies governing sales of VOIs in each of North Carolina, South Carolina, Tennessee, Missouri, Wisconsin and Virginia.

      1.92 "Stockholder" shall have the meaning set forth in the introductory paragraph of this Agreement.

      1.93 "TNW Certificate" shall have the meaning set forth in Section 2.03(c)(i).

      1.94 "Tangible Net Worth" shall mean the total net worth of the Acquired Companies as reflected on the books and records of the Acquired Companies as of the Closing Date and as determined according to GAAP applied on a consistent basis, except that goodwill shall be excluded in determining such total net worth.

      1.95 "Tangible Net Worth Adjustment" shall have the meaning set forth in
Section 2.03(c)(i).

      1.96 "Threshold Amount" shall have the meaning set forth in Section 10.03(a).

      1.97 "Title Policies" shall have the meaning set forth in Section 7.09(b).

      1.98 "Upward Adjustment" shall have the meaning set forth in Section 2.03(a).

      1.99 "VOI Business" shall mean the business of developing, marketing, and managing resort properties that offer VOIs.

      1.100 "VOI Inventory" shall mean (i) the VOIs owned by any of the Acquired Companies, and consisting of those VOIs set forth on the Disclosure Schedule,
(ii) all VOIs owned by any of the Acquired Companies recovered through foreclosure, deed in lieu of foreclosure, or similar reconveyance on or prior to the Closing Date, (iii) all Vacation Ownership Units at any of the properties owned by any of the Acquired Companies completed before the Closing Date, less and except those VOIs deeded by any of the Acquired Companies in the Ordinary Course of Business prior to the Closing Date, and (iv) all other VOIs titled in the Acquired Companies (including those which may be subject to a contract or option to purchase) as of the Closing Date.

      1.101 "VOI Receivables" shall mean promissory notes, contracts for deed, mortgages, deeds of trust, and any and all related documentation evidencing the sale of VOIs by any of the Acquired Companies to purchasers.

      1.102 "VWAP" shall mean the volume-weighted average trading price of the EFI Common Stock during the twenty (20) business days preceding a particular measuring date.

      1.103 "Vacation Ownership Intervals" or "VOIs" shall mean timeshare ownership intervals or Peppertree Vacation Club memberships.

      1.104 "Vacation Ownership Units" shall mean, collectively, residential accommodations comprising a portion of the Real Property which are either subject to VOIs or available to be dedicated to time share regimes.

                                   ARTICLE II

                        PLAN OF MERGER; PURCHASE AND SALE

      2.01 The Merger.

            (a) The Merger.

                  (i) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law and the North Carolina Business Corporation Act (together, the "State Corporation Laws"), at the Effective Time, Newco I shall be merged with and into the Company (the "Merger"). The Company and Newco I, as they exist before the Effective Time, are sometimes referred to as the "Constituent Corporations." The Company, as it exists from and after the Effective Time, is sometimes referred to as the "Surviving Corporation."

                  (ii) The Merger shall become effective at the time of filing of properly executed articles of merger in the form required by, and executed in accordance with, the State Corporation Laws. The Parties shall cause such filings to be made as soon as practicable after the Closing. As used herein, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

            (b) Effects of the Merger. The Merger shall have the effects provided therefor by the State Corporation Laws. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to the Company or Newco I shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the Company and Newco I, and (ii) all debts, liabilities, duties and obligations of the Company and Newco I, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Corporation and the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, duties and obligations of the Company and Newco I and neither the rights of creditors nor any liens upon the property of the Company or Newco I shall be impaired by the Merger, and may be enforced against the Surviving Corporation.

            (c) Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Articles of Incorporation of the Company until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Laws. The Bylaws of the Surviving Corporation from and after the Effective Time shall be the Bylaws of the Company in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by the State Corporation Laws. The initial directors of the Surviving Corporation shall be:
Richard C. Breeden, Richard G. Winkler and John McFarland, and the initial officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, with the addition of Richard C. Breeden as Chief Executive Officer and Richard G. Winkler as Assistant Secretary and General Counsel of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

            (d) Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of EFI, Newco I, the Company, Kinser or either Stockholder, the shares of capital stock of each of the Constituent Corporations shall be converted as follows:

                  (i) Capital Stock of Newco I. Each issued and outstanding share of capital stock of Newco I shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid and non-assessable common stock of the Surviving Corporation. Each stock certificate of Newco I evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (ii) Cancellation of Certain Shares of Capital Stock of the Company. All shares of capital stock of the Company that are owned directly or indirectly by the Company shall be canceled and no stock of EFI or other consideration shall be delivered in exchange therefor.

                  (iii) Conversion of Capital Stock of the Company. Subject to the adjustment as provided herein, each share of Company Stock (other than shares to be canceled pursuant to Section 2.01(d)(ii)) that is issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive that number of shares of EFI common stock, $.01 par value ("EFI Common Stock"), cash and an EFI Note that is equal in value to the Merger Consideration (as defined in Section 2.01(d)(x)), divided by the number of shares of Company Stock outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.01(d)(ii)). All such shares of Company Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive cash and the shares of EFI Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with this Section 2.01(d). The Stockholders hereby notify EFI of their request to receive all of their share of the Merger Consideration in the form of EFI Common Stock. Kinser hereby notifies EFI of his request to receive the balance of the Merger Consideration in EFI Common Stock, cash and EFI Notes after compliance with the Stockholders' request for stock consideration.

                  (iv) EFI to Provide Merger Consideration. In exchange for the outstanding shares of capital stock of the Company, EFI shall cause to be made available to Kinser and the Stockholders the Merger Consideration. The certificates evidencing the EFI Common Stock comprising the Merger Consideration shall bear appropriate legends pursuant to the terms of this Agreement, and EFI shall be entitled to issue appropriate stop transfer instructions to its transfer agent consistent with the terms of this Agreement.

                  (v) Certificate Delivery Requirements. At the Effective Time, Kinser and the Stockholders shall deliver to EFI the certificates (the "Certificates") representing the Company Stock, duly endorsed in blank, or accompanied by blank stock powers duly executed and with all necessary transfer tax and other revenue stamps, acquired at Kinser's and the Stockholders' expense, affixed and canceled. Kinser and the Stockholders shall promptly cure any deficiencies with respect to the endorsement of the Certificates or other documents of conveyance with respect to the stock powers accompanying such Certificates. The Certificates so delivered shall forthwith be canceled.

                  (vi) No Further Ownership Rights in Capital Stock of the Company. All EFI Common Stock and cash to be delivered upon the surrender for exchange of shares of Company Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Stock, and following the Effective Time, the Certificates shall have no further rights to, or ownership in, shares of capital stock of the Company. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.01.

                  (vii) Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Stock shall have been lost, stolen or destroyed, EFI shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of EFI Common Stock as provided in Section 2.01(d)(iii); provided, however, that EFI may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against EFI with respect to the certificates alleged to have been lost, stolen or destroyed.

                  (viii) No Liability. Notwithstanding anything to the contrary in this Section 2.01, none of the Surviving Corporation or any Party shall be liable to a holder of shares of Company Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (ix) Tax Treatment. It is intended that the Merger constitute a reorganization of Newco I and the Company within the meaning of Section 368 of the Code. The Parties adopt this Agreement as a "Plan of Reorganization" of Newco I and the Company within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations.

                  (x) Merger Consideration. "Merger Consideration" shall mean 2,193,633 shares of EFI Common Stock, two million two hundred forty-seven thousand six hundred forty dollars ($2,247,640) in cash, an EFI Note in the principal amount of one hundred thirty-three thousand dollars and eight ($133,008), and the Deferred Payout. The shares of EFI Common Stock comprising the Merger Consideration paid to Kinser and the Stockholders shall be subject to such transfer restrictions as set forth in the Registration Rights Agreement.

      2.02 Purchase and Sale.

            (a) Conveyance. Upon the terms and subject to the conditions of this Agreement, on the Closing Date:

                  (i) Kinser shall sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to Newco II, and Newco II shall purchase, acquire and accept from Kinser, all of his right, title and interest in and to the Realty Stock, free and clear of all Encumbrances;

                  (ii) each of the Stockholders shall sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to EFI, and EFI shall purchase, acquire and accept from each such Stockholder, all of its right, title and interest in and to the PRVI Stock, free and clear of all Encumbrances; and

                  (iii) Kinser shall sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to Newco II, and Newco II shall purchase, acquire and accept from Kinser or such other Person, all of his or her right, title and interest in and to the Acquired Assets, free and clear of all Encumbrances.

      (b) Closing.

            (i) Consideration. The total consideration for the Acquired Ownership Interests (other than the Company, the LP Interest and the GP Interest), the Acquired Assets, the Aircraft Interest and the restrictive covenants set forth in Section 5.07, shall be two million seven hundred twenty-five thousand dollars ($2,725,000) in cash (the "Cash Consideration"), payable in immediately available funds at Closing by wire transfer of federal funds to a bank and for an account to be designated by Kinser.

            (ii) Other Transactions. At the Closing, EFI shall also lend to Kinser seven hundred thousand dollars ($700,000) in cash, which loan shall be represented by the Kinser Note. At the Closing, the Company shall also repay in cash one hundred thirty-three thousand eight dollars ($133,008) of the existing Peppertree Note. At the Closing, the Company shall pay Kinser two million eight hundred ten thousand eight hundred fifty-four dollars ($2,810,854) in full satisfaction of the Retained Earnings Note.

      (c) Second Closing. If the Holiday Inn Consent is obtained prior to December 31, 1999, then, at the Second Closing, (i) Kinser shall sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to Newco II, and Newco II shall purchase, acquire and accept from Kinser, all of his right, title and interest in and to a fourteen percent (14%) LP Interest, free and clear of all Encumbrances; (ii) Kinser shall sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to EFI, and EFI shall purchase, acquire and accept from Kinser, all of his right, title and interest in and to a one percent (1%) LP Interest, free and clear of all Encumbrances; and (iii) PHC shall sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to Newco II, and Newco II shall purchase, acquire and accept from PHC, all of PHC's right, title and interest in and to the eighty-five percent (85%) GP Interest, free and clear of all Encumbrances. The consideration for the purchase of GSHA shall be the issuance to Kinser, PHC or their designees of the EFI Note in principal amount of four million dollars ($4,000,000). At the Second Closing, EFI shall assign the Kinser Note to the Company and the Company shall assign the Kinser Note to Kinser in satisfaction of a portion of the Peppertree Note equal to the outstanding principal and interest on the Kinser Note. At the Second Closing, EFI shall also repay in cash the remaining three million three hundred thousand dollars ($3,300,000) of the Peppertree Note. From and after the Second Closing, Kinser's obligation to guaranty the GSHA Note shall terminate and be of no further force and effect.

      (d) No Second Closing. If the Second Closing has not occurred by December 31, 1999, then, on January 1, 2000,

            (i) Kinser shall assign to Fontana Village, Inc., a portion of the Peppertree Note equal to the outstanding principal and unpaid interest on the Fontana Note and Fontana Village, Inc., shall assign such portion of the Peppertree Note to Peppertree in satisfaction of the Fontana Note;

            (ii) Kinser shall assign the greater of (A) $300,000 of the outstanding principal of the Peppertree Note or (B) an amount of principal of the Peppertree Note by which the outstanding principal and unpaid interest on the GSHA Note exceeds $3,300,000 to GSHA and GSHA shall assign such portion of the Peppertree Note to Peppertree to reduce such amount of unpaid interest and outstanding principal on the GSHA Note;

            (iii) Kinser shall assign an amount of the outstanding principal and unpaid interest, if any, of the Peppertree Note equal to the outstanding principal on the Kinser Note, or such lesser amount if the outstanding principal and unpaid interest on the Peppertree Note is less than the outstanding principal on the Kinser Note, to EFI to reduce the amount of outstanding principal of the Kinser Note;

            (iv) If any outstanding principal shall remain on the Kinser Note, Kinser shall assign an amount of the outstanding principal of the EFI Note equal to the outstanding principal and unpaid interest, if any remaining, on the Kinser Note, to EFI to reduce the outstanding principal and unpaid interest on the Kinser Note, and Kinser shall pay any remaining outstanding principal on the Kinser Note to EFI;

            (v) Kinser shall cancel any remaining outstanding principal and interest of the EFI Note as a purchase price reduction for the failure to consummate all the transactions contemplated by this Agreement;

and Kinser shall cancel the remainder, if any, of the outstanding principal and interest of the Peppertree Note held by Kinser.

      2.03 Aggregate Purchase Price Adjustments. Notwithstanding anything to the contrary in this Article II, the Aggregate Purchase Price shall be adjusted as follows:

            (a) DTL Adjustment.

                  (i) The "Downward Adjustment" shall be equal to the amount as of the Closing Date by which the aggregate deferred income tax liability with respect to installment sale receivables (as determined under the rules of Financial Accounting Standards Board (FASB) Statement No. 109) of the Acquired Companies as reflected on the books and records of the Acquired Companies as of such date, the "Deferred Tax Liability Accrual", exceeds fourteen million four hundred thousand dollars ($14,400,000), the "DTL Target", as jointly determined by EFI and Kinser. The "Upward Adjustment" shall be equal to twenty percent (20%) of the amount, if any, as of the Closing Date by which the DTL Target exceeds the Deferred Tax Liability Accrual, as jointly determined by EFI and Kinser. The Upward Adjustment shall be paid fifteen percent (15%) in cash and eighty-five percent (85%) in shares of EFI Common Stock valued at the VWAP as of the date the Upward Adjustment is paid; provided, however, that EFI shall not be required to pay more than two hundred fifty thousand dollars ($250,000) of any such amount in cash at the Closing. EFI and Kinser shall attempt, in good faith, to determine the Downward Adjustment or the Upward Adjustment, as the case may be, prior to the Closing Date. None of the transactions, payments, or obligations reflected in this Agreement shall have any effect for purposes of determining the Deferred Tax Liability Accrual.

                  (ii) Pursuant to subparagraph (i) of this Section 2.03(a), EFI and Kinser jointly agree that the Deferred Tax Liability Accrual as of the Closing Date is $14,400,000.

                  (iii) Notwithstanding that EFI and Kinser may jointly agree upon the Deferred Tax Liability Accrual, in the event that Actual Installment Taxes are greater than the amount agreed upon by EFI and Kinser in connection with the determination of the Deferred Tax Liability Accrual, Kinser shall remain liable to EFI for, and shall pay to EFI, the excess of Actual Installment Taxes over the Deferred Tax Liability Accrual so determined. Conversely, if Actual Installment Taxes are less than the amount agreed upon by EFI and Kinser, EFI shall pay to Kinser an amount equal to twenty percent (20%) of the excess of the Deferred Tax Liability Accrual so determined over Actual Installment Taxes. All payments shall only be made if, when and to the extent all components of the Deferred Tax Liability Accrual have been recognized and such excess is determined.

            (b) Tangible Net Worth Adjustment.

                  (i) On the latest of (i) ninety (90) days after the Closing Date, (ii) forty-five (45) days after the Second Closing Date, or (iii) ten (10) days after delivery to EFI of the 1999 audited financial statements of EFI, EFI shall deliver to Kinser a certificate (the "TNW Certificate") setting forth the Tangible Net Worth, as calculated by EFI's independent auditors pursuant to agreed upon procedures to be performed at the request of EFI. If, within ten
(10) business days of receiving the TNW Certificate, Kinser has a good faith dispute about the calculation, Kinser shall so notify EFI within the ten business day period and shall have the right to have a nationally recognized accounting firm calculate the Tangible Net Worth, at Kinser's expense. Kinser's accounting firm shall deliver its calculation to EFI within forty-five (45) days of Kinser's notice to EFI. Unless, within ten (10) business days of receiving Kinser's accounting firm's calculation, EFI notifies Kinser that it concurs with such calculation, EFI and Kinser shall select a mutually acceptable nationally recognized accounting firm to calculate the Tangible Net Worth, whose calculation shall be made within ninety (90) days of its selection and shall be final and binding upon EFI and Kinser and whose expenses shall be shared equally between EFI and Kinser. EFI shall provide Kinser, with access to such financial records as are reasonably necessary to calculate the Tangible Net Worth. If the Tangible Net Worth (as finally calculated) is less than the sum of (x) the Tangible Net Worth of the Acquired Companies as of December 31, 1998, as reflected on the Annual Financial Statements plus (y) 100% of the Acquired Companies' after-tax earnings for 1999 as of the date immediately prior to the Closing Date using GAAP (which after-tax earnings shall be calculated by expensing the $9,395,000 charge to operations associated with the recording of a deferred tax liability as of January 1, 1999, to reflect the revocation of subchapter S corporation elections by certain of the Acquired Companies), Kinser shall pay the amount of the deficiency (the "Tangible Net Worth Adjustment") within ten (10) business days of the determination of the Tangible Net Worth Adjustment.

      2.04 Deferred Payout. EFI shall pay to Kinser and the Stockholders a deferred payout on June 30, 2000 (the "Deferred Payout"). The amount of the Deferred Payout shall be three million five hundred thousand dollars ($3,500,000). The Deferred Payout shall be paid by EFI as follows: $560,000 in cash and $2,940,000 in shares of EFI Common Stock, valued at the VWAP of the EFI Common Stock as of June 29, 2000; provided, however, the maximum number of shares of EFI Common Stock that will be issued to Kinser in partial satisfaction of the Deferred Payout shall not exceed the number of shares of EFI Common Stock that is included in the Merger Consideration delivered at the Closing.

      2.05 Fontana Note. Peppertree Fontana Village, Inc. shall not be relieved of its obligation to the Company under the Fontana Note to pay the principal amount plus accrued interest thereon through and including the Closing Date (which amount shall be at least $2,990,650 as of the Closing Date); provided, however, that the Fontana Note shall be modified to provide for the payment of interest, on the outstanding principal balance on a quarterly basis, at an annual rate of seven percent (7%), a maturity date of March 31, 2001, acceleration upon a change in control of Peppertree Fontana Village, Inc., and the right to offset payments due under the Fontana Note with amounts that may be due Kinser on account of the EFI Note. Kinser shall guaranty the obligations of Peppertree Fontana Village, Inc. under the Fontana Note and of GSHA under the GSHA Note in accordance with the Guaranty Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      To induce Purchasers to enter into this Agreement and consummate the transactions contemplated hereby, Kinser represents and warrants to Purchasers, and each of the Stockholders, severally but not jointly and solely with respect to the representations and warranties in Section 3.03 (Authorization), represents and warrants as to itself to Purchasers on and as of the Closing Date unless otherwise expressly noted herein, as follows:

      3.01 Organization.

            (a) Each of the Acquired Companies is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is qualified or registered to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of its properties (owned or leased) or the nature of its activities makes such qualification or registration necessary (except where the failure to be so qualified or registered would not have an Acquired Company Material Adverse Effect), and has the requisite corporate (in the case of an Acquired Company that is a corporation) or other power and authority to own or lease and operate its properties and assets as and where the same are owned or leased and operated and to carry on its business as currently conducted.

            (b) Except as set forth on the Disclosure Schedule, there are no Associations for any of the properties or the resorts owned or managed by the Acquired Companies. Except where the failure would not have an Acquired Company Material Adverse Effect, each Association has been duly formed, is validly existing under the laws of the jurisdiction of its organization, is qualified and in good standing, with the requisite power and authority to own or lease and operate its properties and assets as and where the same are owned or leased and operated and to carry on its business as currently conducted. Except as set forth on the Disclosure Schedule, no Managed Association is insolvent or has any material funding deficiency, and each Managed Association has been and is currently being operated in accordance with applicable governing documents and applicable law; provided, that, with respect to any Association that is not controlled by an Acquired Company, Kinser or PHC, the representations in this
Section 3.01(b) are made to Sellers' Knowledge; and provided further, for these purposes, an Association shall be deemed to be controlled by a

Person if the Person has the statutory right to elect or appoint a majority of the members of the Association's board of directors or other governing body.

      3.02 Articles of Incorporation, Bylaws and Agreements. The Acquired Companies have provided (or caused to be provided) to EFI complete and correct copies of the articles of incorporation, bylaws or other organizational documents of each Acquired Company and PHC, together with all amendments thereto. None of the Acquired Companies or PHC is in violation in any material respect of such organizational documents. There are no agreements by and between or among Kinser, PHC the Stockholders, the Acquired Companies or any Association imposing any restrictions upon the transfer of, or otherwise pertaining to, the Acquired Business or the Acquired Ownership Interests, each as amended to and as in effect on the date hereof.

      3.03 Authorization. Each of the Sellers has the legal right and capacity and the requisite power and authority to enter into this Agreement and each Related Agreement (to the extent such Seller is a party thereto) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Sellers of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate and individual action on the part of each of the Sellers. This Agreement and each of the Related Agreements have been duly executed and delivered by each of the Sellers (to the extent such Seller is a party thereto), and assuming the due authorization, execution and delivery by EFI and each Newco, constitute or will constitute valid and binding obligations of each Seller (to the extent such Seller is a party thereto) enforceable against such Seller in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and subject to general principles of equity.

      3.04 Financial Statements and Absence of Changes.

            (a) The Acquired Companies have provided (or caused to be provided) to EFI complete and correct copies of the audited balance sheets of each of the Acquired Companies for their respective three calendar years ended December 31, 1996, 1997, and 1998, and the related statements of income, retained earnings, and cash flow of such entities, together with all related notes and schedules thereto, accompanied by the reports thereon (collectively referred to herein as the "Annual Financial Statements"). The Acquired Companies have provided (or caused to be provided) to EFI complete and correct copies of the unaudited balance sheets of each of the Acquired Companies for their respective six months ended June 30, 1999, and the related statements of income and retained earnings, and the unaudited balance sheets of each of the Acquired Companies for their respective ten (10) months ended October 31, 1999, and the related statements of income and retained earnings (the "October 31, 1999 Financial Statements") (collectively referred to herein as the "Interim Financial Statements" and, together with the Annual Financial Statements, the "Financial Statements"). The Financial Statements: (i) present fairly in all material respects the financial condition, results of operations, and cash flows of the business of each of the Acquired Companies as of the dates thereof or for the periods covered thereby;
(ii) were prepared in accordance with GAAP applied on a basis consistent with the past practices of the Acquired Companies, as applicable, except as set forth on the Disclosure Schedule; (iii) were prepared in accordance with the books of account and other financial records of the Acquired Companies, as applicable; and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation, in all material respects, of the financial condition of each such business and the results of the operations, and cash flows thereof as of the dates thereof or for the periods covered thereby. The Acquired Assets are reflected in the Financial Statements of the Acquired Companies.

            (b) The books of account and other financial records of each Acquired Company: (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of the Acquired Companies, as applicable; (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies; and (iii) have been maintained in accordance with good business and accounting practices.

            (c) Except as set forth on the Disclosure Schedule, since December 31, 1998, there has not been any change in, or effect on, any Acquired Company that is reasonably likely to be an Acquired Company Material Adverse Effect.

      3.05 Title to and Condition of Real Property.

            (a) The Disclosure Schedule sets forth: (i) a description of all real property that is owned by the Acquired Companies or that constitutes an Acquired Asset (collectively, the "Real Property"), which description includes:
(A) the land comprising the Real Property and all buildings, improvements, structures, and fixtures located thereon (the "Improvements") (including the owner thereof, whether an Acquired Company, Kinser, PHC, an Affiliate thereof or other entity), and all easements, rights-of-way, benefits, hereditaments, and appurtenances thereto and covenants and restrictions thereon (the "Land"); (B) all Vacation Ownership Units that have been constructed on the Land (including all undivided interests with respect thereto), as well as a list of substantially all VOI Inventory that have not been sold and that are owned by any of the Acquired Companies as of November 10, 1999; and (C) all material construction in progress of the Acquired Companies on the Real Property as of the Execution Date; and (ii) a list of all material real property leases (including, without limitation, ground leases and subleases), material easements, material licenses or similar material possessory agreements ("Leases"), pursuant to which Kinser or PHC, or any of their Affiliates (in connection with the Acquired Business) and/or the Acquired Companies is a party or uses or occupies real property, correct and complete (in all material respects) copies of which have been delivered to EFI by the Acquired Companies. Except as set forth on the Disclosure Schedule, the Acquired Companies have good and marketable (including, without limitation, ground leases and subleases) fee simple or leasehold title to all Real Property, including VOI Inventory, and good title to all other assets reflected in the Financial Statements or currently owned, and such Real Property and other assets are free and clear of all Encumbrances (except for Permitted Encumbrances). The Real Property as well as the property that is subject to the Leases constitutes all of the real property used, intended to be used or held for use in connection with, necessary for the conduct of, or otherwise material to the Acquired Business as conducted on the date hereof.

            (b) As of the Execution Date, except as set forth on the Disclosure Schedule hereto: none of the Acquired Companies, Kinser or PHC (in connection with the Acquired Business) (i) owns any interest in any real property or any leasehold interest therein or (ii) has entered into any agreements to acquire any additional real property ("Purchase and Option Agreements"); and there are no payments due on any Purchase and Option Agreement during the ninety (90) days following the Closing. Except as set forth on the Disclosure Schedule, with respect to the Leases and the Purchase and Option Agreements, there is no existing material breach or event of default on the part of the Acquired Companies, Kinser or PHC, and, to Sellers' Knowledge, no event has occurred that, with notice or the passage of time, would constitute a material breach and an event of default on the part of the Acquired Companies, Kinser or PHC, or permit termination, cancellation, modification or acceleration that, in either case, would have an Acquired Company Material Adverse Effect. To Sellers' Knowledge, the Leases and the Purchase and Option Agreements are in full force an effect and are valid and binding instruments, enforceable in accordance with their respective terms (subject to bankruptcy, insolvency and other similar laws or equitable principles relating to, affecting or qualifying the rights of creditors generally) and all rental and other payments currently due under each of the Leases and all option and other payments currently due under each of the Purchase and Option Agreements have been duly paid or are outstanding for fewer than thirty (30) days.

            (c) Except as set forth in the Disclosure Schedule, there is no pending or, to Sellers' Knowledge, threatened (i) condemnation, eminent domain or similar proceeding with respect to any Real Property or (ii) applications or proceedings to alter or restrict any zoning or other use restrictions applicable to the Real Property that would have an Acquired Company Material Adverse Effect. Except as set forth in the Disclosure Schedule, there are no pending or, to Sellers' Knowledge, threatened liens, special assessments, condemnations, impositions or increases in assessed valuations with respect to or against any of the Real Property by any governmental authority. Except as set forth in the Disclosure Schedule, neither the Real Property nor the record owners thereof are in violation or non-compliance with any easements, restrictive covenants or other matters of record affecting the Real Property or any part thereof, except to the extent any such violation would not have an Acquired Company Material Adverse Effect. The current zoning classifications of the Real Property are as set forth in the Disclosure Schedule, and except as set forth in the Disclosure Schedule, and except as set forth in the Disclosure Schedule, the current use of each Real Property is a conforming, permitted use under its respective zoning classification, and does not otherwise violate any private covenant or restriction, ordinance or other similar regulation affecting the Real Property, except to the extent any such violation would not have an Acquired Company Material Adverse Effect. PRVI does not own any Real Property which has not been properly and legally subdivided under applicable subdivision laws to the extent required for the conduct of the Acquired Business.

            (d) Except as set forth in the Disclosure Schedule, none of Kinser, PHC or the Acquired Companies has (i) granted any outstanding options or rights of first refusal to purchase or lease any of the Real Property, or any portion thereof or interest therein, (ii) entered into any agreement to sell or otherwise convey any of the Real Property or any portion thereof or interest therein, except in the Ordinary Course of Business, or (iii) entered into any lease of any of the Real Property, or any portion thereof or interest therein.

            (e) Except as set forth on the Disclosure Schedule, no portion of the Real Property or any interest of Kinser, PHC or the Acquired Companies therein has been alienated, encumbered, conveyed or otherwise transferred except for Consumer Interval Sales and the financing thereof in the Ordinary Course of Business. Except as set forth on the Disclosure Schedule, there are no agreements (whether oral or written) to sell, convey or transfer any VOIs, except sales and financing of VOIs in the Ordinary Course of Business.

            (f) Kinser and the Acquired Companies have made or caused to be made available to EFI complete and correct copies of each deed for each parcel of Real Property vesting fee simple ownership of such Real Property in the applicable Acquired Company and all the title insurance policies, title reports, surveys, certificates of occupancy, environmental and geotechnical reports and audits, appraisals, permits, other title documents and other documents relating to or otherwise affecting the Real Property, the operations of the Acquired Companies thereon or any other uses thereof, in each case, in the actual possession of Kinser and the Acquired Companies or any of their counsel. Except as set forth on the Disclosure Schedule, to Sellers' Knowledge, each Acquired Company, as the case may be, is in peaceful and undisturbed possession of each parcel of Real Property and there are no contractual or legal restrictions that preclude or restrict the ability to use the Real Property for the purposes for which they are currently being used, except for such restrictions that would not have an Acquired Company Material Adverse Effect.

            (g) With respect to each of the Leases constituting part of the Real Property, except as otherwise set forth on the Disclosure Schedule with respect to each such Lease, none of Kinser, PHC or any Acquired Company has: (i) received any notice of cancellation, termination, modification or acceleration under such Lease and no lessor/sublessor or lessee/sublessee has any right of termination, cancellation, modification or acceleration under such Lease except as set forth therein, or (ii) assigned, sublet or otherwise encumbered all or any portion of its interest under such Leases, except in connection with a collateral assignment thereof.

            (h) Except as set forth on the Disclosure Schedule, or where the failure to obtain such certificates or permits would not have an Acquired Company Material Adverse Effect, all the improved Real Property is occupied under current certificates of occupancy, fire underwriting certificates or similar permits, and the transactions contemplated by this Agreement will not require the issuance of any new or amended certificates of occupancy, fire underwriting certificates or similar permits.

            (i) Except as set forth on the Disclosure Schedule, (i) all water, sewer, gas, electric, telephone, and drainage facilities, and other utilities required by law for the normal and proper operation of the Real Property are installed to the property lines and are connected with valid Permits, and are adequate to serve the Real Property for its current use and to permit material compliance with all requirements of law, and (ii) all utilities serving the Real Property enter the Real Property through currently effective public or private easements, and to Sellers' Knowledge, no fact or condition exists which would result in the termination or diminution of such utility services to the Real Property.

            (j) Except as set forth on the Disclosure Schedule and, except as would not have an Acquired Company Material Adverse Effect, (i) the Real Property are independent units which do not now rely on any facilities (other than facilities of municipalities or public utilities) located on any property that is not part of the Real Property to fulfill any zoning, building code or other municipal or other governmental regulation, or for the furnishing of any essential building systems or utilities (including drainage facilities, catch basins and retention ponds), and (ii) no other building or other property which is not part of the Real Property relies upon any part thereof to fulfill any municipal or other governmental requirement, or for the furnishing of any essential building systems or utilities.

            (k) Except as set forth on the Disclosure Schedule, (i) the Improvements do not encroach in any manner into adjacent real property or upon any building restriction line or set-back area established by any zoning ordinance or agreement that would have an Acquired Company Material Adverse Effect, (ii) there are no encroachments (pursuant to recorded documents or otherwise) into the Real Property or into the areas of any easements existing for the benefit of and appurtenant to the Real Property by improvements located on property adjacent to the Real Property, that would have an Acquired Company Material Adverse Effect, (iii) neither the Real Property, nor any portion thereof lies within flood hazard areas designated in accordance with the Department of Housing and Urban Development, Federal Insurance Administration, Special Flood Hazard Area Maps, (iv) each parcel of Real Property has access to, and is contiguous with, a publicly dedicated right-of-way, and (v) all of the Land comprising each such parcel of Real Property is contiguous.

            (l) PRVI as successor in interest to Outerbanks Beach Club, Inc. is the owner and operator of a certain sewage treatment plant located at Sunset Bay, Kill Devil Hills, North Carolina, and Peppertree Resorts Management, Inc., as agent for certain Associations, operates sewage treatment plant located at Atlantic Beach, North Carolina. PRVI and Peppertree Resorts Management, Inc. have to the extent applicable obtained all necessary permits and approvals to operate such sewage treatment plants, are in material compliance therewith, and all such permits and approvals, and all agreements entered into in connection with the sewage treatment plants, are in full force and effect and set forth on the Disclosure Schedule. PRVI has performed or complied with all of the terms, conditions and obligations to be performed or complied with by PRVI under that certain Settlement Agreement with the Town of Kill Devil Hills, dated April 2, 1999, and has obtained the conditional use permit described therein.

            (m) Except as set forth on the Disclosure Schedule or except as would not have an Acquired Company Material Adverse Effect, the Acquired Companies are not in violation of any Encumbrance or any other covenant or restriction of record, and no building, improvement or structure interferes with, encroaches upon, or restricts the use of, any easement burdening the Real Property.

            (n) Except as set forth on the Disclosure Schedule or except as would not have an Acquired Company Material Adverse Effect, the Real Property and the real property subject to the Leases, and all of the Improvements with respect thereto are (i) in good operating condition and repair (and no material maintenance or repair of the Improvements are required), (ii) free and clear of any defects, except such defects as do not materially interfere with the use thereof in the Ordinary Course of Business, and (iii) able to serve the functions for which they are currently used in all material respects.

      3.06 Intellectual Property.

            (a) The Intellectual Property that is owned by the Acquired Companies (the "Owned In tellectual Property") constitutes all of the Intellectual Property used, intended to be used or held for use in con nection with, necessary for the conduct of, or otherwise material to the Acquired Business as conducted on the date hereof, except for Intellectual Property subject to written or oral licenses, agreements or arrangements pursuant to which the use of Intellectual Property by any Acquired Company is permitted by any Person (the "Intellectual Property Licenses" and, together with the Owned Intellectual Property, the "Company Intellectual Property"). The Owned Intellectual Property is owned free from any Encumbrances (other than Permitted Encumbrances). Except as set forth in the Disclosure Schedule, all material Intellectual Property Licenses are in full force and effect in ac cordance with their terms, and are free and clear of any Encumbrances (other than Permitted Encumbrances). Except as set forth in the Disclosure Schedule, immediately after the Closing, the Acquired Companies will own or have the right to use all the Company Intellectual Property, in each case free from Encumbrances (except for Permitted Encumbrances) and on the same terms and conditions as in effect prior to the Closing, except as would not have an Acquired Company Material Adverse Effect.

            (b) Except as set forth in the Disclosure Schedule, the conduct of the Acquired Business does not infringe or conflict with the rights of any third party in respect of any Company Intellectual Property, except as would not have an Acquired Company Material Adverse Effect. Except as set forth in the Disclosure Schedule, to Sellers' Knowledge, none of the Company Intellectual Property is being infringed by any third party. Except as set forth in the Disclosure Schedule, there is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to Sellers' Knowledge, threatened, that challenges the rights of any of the Acquired Companies in respect of any Company Intellectual Property, or that claims that any default exists under any Intellectual Property License, except as would not have an Acquired Company Material Adverse Effect. Except as set forth in the Disclosure Schedule, none of the Company Intellectual Property is the subject of any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator, or other gov ernment entity adverse to the Acquired Companies.

            (c) Except as set forth in the Disclosure Schedule, the Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the appropriate filing offices, domestic or foreign, to the extent necessary or desirable to ensure usual and customary protection for intellectual property in the relevant jurisdiction under any applicable law, and the same remain in full force and effect. The Acquired Companies have taken reasonable steps to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in, all Company Intellectual Property, except where the failure to do so would not have an Acquired Company Material Adverse Effect.

      3.07 Insurance. Except as set forth in the Disclosure Schedule: (i) all insurance policies to which any of the Acquired Companies is a party or that provide coverage to any director or officer of the Acquired Companies or to any Acquired Asset (A) are valid, outstanding, and enforceable, (B) are issued by an insurer that, to Sellers' Knowledge, is financially sound and reputable, (C) taken together provide adequate insurance for the properties, assets and business of the Acquired Business for all risks normally insured against by a Person carrying on the same or similar business or businesses as the Acquired Business, (D) comply with the insurance requirements of all laws and contracts to which any of the Acquired Companies is a party or by which it is bound, except where such failures to so comply would not have an Acquired Company Material Adverse Effect, and (E) do not provide for any retrospective premium adjustment or other experience-based liability on the part of any of the Acquired Companies; (ii) no Acquired Company has received any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder, except where such refusals, failures to renew or cancellations would not have an Acquired Company Material Adverse Effect; (iii) each of the Acquired Companies has paid all premiums due with respect to all periods up to and including the date hereof and has otherwise performed all of its obligations under each policy to which such Acquired Company is a party or that provides coverage to such Acquired Company or any officers or directors thereof, except where the failure to do so would not have an Acquired Company Material Adverse Effect; and (iv) each Acquired Company has given notice to the insurer of all material claims that may be insured thereby.

      3.08 Environmental Matters. Except as set forth on the Disclosure
Schedule: (i) in all material respects each Acquired Company has conducted and is conducting the Acquired Business in compliance with all applicable Environmental Laws and has all permits necessary under applicable Environmental Laws for the operation of its respective business as presently conducted, except where the failure would not have an Acquired Company Material Adverse Effect,
(ii) except as would not have an Acquired Company Material Adverse Effect, none of Kinser, PHC or any of the Acquired Companies nor, to the Sellers' Knowledge, any other Person has released Hazardous Materials, at, on, or from any of the Real Property, (iii) none of the Acquired Companies has received any written notice that it is the subject of any pending or threatened investigation or inquiry by any governmental authority, or alleging that they are subject to any investigatory or remedial obligations under any Environmental Laws with respect to any of the Real Property, (iv) except as would not have an Acquired Company Material Adverse Effect, neither the Acquired Companies nor any of their respective officers, employees, representatives or agents nor, to Sellers' Knowledge, any other Person, has disposed of, released or transported in violation of, or as would result in liability under, any applicable Environmental Law to or from any of the Real Property and (v) neither Kinser nor PHC (in connection with the Acquired Business) nor any Acquired Company nor any of the Real Property is subject to any material liabilities relating to any suit, settlement, court order, administrative consent or order, judgment or claim asserted or arising under any Environmental Laws.

      3.09 Minute and Stock Books; Records. The minute books of the Acquired Companies and PHC have been made available to EFI and contain accurate records of all meetings held and reflect all other material corporate or similar actions of the respective shareholders, directors, partners and members and committees thereof. The respective stock or other interests transfer records maintained by each of the Acquired Companies have been made available to EFI, are complete, and accurately disclose all issuances and transfers of stock or other ownership interests of each of such Acquired Companies.

      3.10 Absence of Undisclosed Material Liabilities. Except: (i) for the items listed in Sections 3.10 or 3.11 of the Disclosure Schedule; (ii) as and to the extent disclosed or reserved against on the Annual Financial Statement for the year ended December 31, 1998 or in the footnotes thereto; or (iii) as incurred after December 31, 1998 in the Ordinary Course of Business and that are not reasonably likely to have an Acquired Company Material Adverse Effect, the Acquired Business does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, are or would be material to the Acquired Companies. For purposes of this Section 3.10 "material" means in excess of $25,000 individually or $100,000 in the aggregate; the total amount of any liabilities to salespeople in respect of their reserve accounts is set forth on the Disclosure Schedule and shall not exceed $245,000.

      3.11 Contracts. Except as set forth on the Disclosure Schedule or as disclosed pursuant to Section 3.10, 3.11 or 3.18, as of the Execution Date, neither Kinser nor PHC (each in connection with the Acquired Business) nor any Acquired Company is a party to or bound by, any of the following (each a "Contract" and collectively the "Contracts"), and the Acquired Companies have provided (or caused to be provided or made available) to EFI correct and complete copies of any such Contracts:

            (a) any contract for the purchase or sale of services, equipment, inventory, materials, supplies, or any capital item or items (the cost or expense of which is more than $100,000 in any single instance or which cannot be terminated without penalty on ninety (90) days or less notice);

            (b) any loan agreements, indentures, mortgages or deeds of trust (other than mortgages or deeds of trust securing VOI Receivables), notes (other than VOI Receivables), capital leases or other instruments relating to the borrowing of money, or any material obligations or liabilities of any Person other than the Acquired Companies that are guaranteed by or subject to a contingent obligation of any of the Acquired Companies;

            (c) any licenses, leases or other agreements to provide or acquire services or goods related to the timeshare industry, the cost or expense of which, on annual basis, is or could reasonably be expected to be more than $100,000;

            (d) any contracts relating to the sale, hypothecation or factoring of accounts receivable, notes receivable (including VOI Receivables) or servicing of such receivables;

            (e) any instruments or agreements relating to indebtedness by way of lease-purchase agreements, conditional sale, guarantee or other undertakings on which others rely in extending credit, any joint venture agreements or any chattel mortgages or other security agreements not otherwise disclosed;

            (f) any agreements (oral or written) or contracts involving any Acquired Company, any Acquired Asset or either Kinser or PHC, on the one hand, and (i) any Affiliate of an Acquired Company, (ii) any Acquired Company's or its Affiliate's respective directors, officers, employees or shareholders (or any relative, beneficiary, spouse or Affiliate of such person), or (iii) any relative, beneficiary, spouse or Affiliate of Kinser, on the other, including any intercompany debt;

            (g) any joint venture, "partnering" and similar agreements or understandings the cost or expense of which, on annual basis, is or could reasonably be expected to be more than $100,000;

            (h) any agreements relating to the management of, or provision of management services to, the Acquired Business;

            (i) any broker, distributor, dealer, franchise, agency, sales promotion, market research, marketing consulting and advertising agreements to which Kinser, PHC, the Acquired Companies or any of their Affiliates is a party, the cost or expense of which, on annual basis, is or could reasonably be expected to be more than $100,000;

            (j) any management contracts and contracts with independent contractors or consultants (or similar arrangements) to which any Kinser, PHC, the Acquired Companies, or any of their Affiliates is a party and which are not cancelable without penalty or further payment and without more than thirty (30) days' notice, the cost or expense of which, on annual basis, is or could reasonably be expected to be more than $50,000;

            (k) any contracts and agreements with the federal government or any state or local government or any agency thereof to which Kinser, PHC, the Acquired Companies, or any Affiliate is a party;

            (l) any contracts and agreements that limit or purport to limit the ability of the Acquired Companies to compete in any line of business or with any Person or in any geographic area or during any period of time;

            (m) [intentionally omitted];

            (n) any obligations of Kinser, PHC or the Acquired Companies to provide any developer guaranty, promised improvement or goods or services in connection with the Acquired Business or to provide any subsidy to an Association;

            (o) any material obligations of Kinser, PHC or the Acquired Companies in respect of unexpired express, implied, and statutory warranties, or warranties contained in the rules of any State Regulatory Authority, in each case arising out of Vacation Ownership Unit construction completed or commenced by any of the Acquired Companies prior to the Execution Date; or

            (p) any other contracts and agreements whether or not made in the Ordinary Course of Business, which are material to the Acquired Business or the absence of which would have an Acquired Company Material Adverse Effect; provided, however, that for purposes of this Section 3.11(p), "material" means in excess of $25,000 individually or $100,000 in the aggregate.

Except as set forth on the Disclosure Schedule, none of Kinser, PHC or any Acquired Company is in material breach of any provisions of, or is in material violation or default under the terms of, any Contract.

      3.12 Litigation and Compliance. Except as set forth on the Disclosure Schedule, there is no litigation, suit, claim, action, arbitration, administrative proceeding or investigation of Kinser or PHC (in connection with the Acquired Business) or the Acquired Companies or the operation of the Acquired Business pending before any court, arbitrator, administrative agency or other governmental authority or, to Sellers' Knowledge, threatened against Kinser or PHC (in connection with the Acquired Business) or the Acquired Companies, by or before any court, arbitrator, administrative agency or other governmental authority. Except as set forth on the Disclosure Schedule or except where such non-compliance would not have an Acquired Company Material Adverse Effect, Kinser, PHC and the Acquired Companies are in compliance with all applicable laws including, without limitation, all laws regarding the advertising, marketing, telemarketing, offering for sale or sale of VOIs in each state and local jurisdiction in which the Acquired Companies are doing business, and there is no order, writ, injunction or decree of any court, arbitrator, administrative agency or other governmental authority materially affecting the operations or the business of the Acquired Companies or the consummation of the transactions contemplated hereby.

      3.13 Non-Contravention; Required Consents.

            (a) Except as described on the Disclosure Schedule, the execution and delivery of this Agreement and the Related Agreements, the consummation of the transactions contemplated hereby and thereby, and the compliance with the provisions of this Agreement and the Related Agreements by each of Kinser and PHC (to the extent he or it is a party thereto) will not: (i) conflict with or violate the organizational documents of the Acquired Companies; (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any of the Acquired Companies' rights or the obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Acquired Companies pursuant to any loan, credit agreement, note, bond, mortgage, deed of trust, indenture, reciprocal easement agreement, lease or other agreement to which any of the Acquired Companies or its or any of their respective properties are bound or affected; or (iii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Acquired Companies or their respective properties, assets or stock, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Encumbrances that would not (x) constitute an Acquired Company Material Adverse Effect or (y) prevent the consummation of the transactions contemplated hereby.

            (b) The execution and delivery of this Agreement by Kinser and PHC do not, and the performance of this Agreement by Kinser and PHC will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, "blue sky" laws and the National Association of Securities Dealers, Inc., and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the transactions contemplated hereby or otherwise prevent Kinser or PHC from performing its respective obligations under this Agreement, and would not have an Acquired Company Material Adverse Effect.

            (c) Kinser and PHC have taken all actions necessary to comply with the provisions of the applicable commercial code, tax laws and any other laws concerning bulk sales or bulk transfers or any similar law, such that none of their liabilities or obligations with respect to such laws arising from the sale of the Acquired Assets shall be transferred to the Purchasers, except where the failure to do so would not have an Acquired Company Material Adverse Effect.

      3.14 Capital Stock; Partnership Interests.

            (a) The authorized capital stock of the Company consists of 1,000 shares of common stock, $100.00 par value, of which 701 shares are issued and outstanding, and no shares of preferred stock. The authorized capital stock of PRVI consists of 100,000 shares of common stock, $10.00 par value, of which 731 shares are issued and outstanding, and no shares of preferred stock. The authorized capital stock of Realty consists of 56,000 shares of common stock, $1.00 par value, of which 56,000 shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of the Company and Realty have been duly authorized and validly issued in accordance with applicable laws, are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of PRVI have been duly authorized and validly issued in accordance with applicable laws, are fully paid and nonassessable and are owned of record and beneficially by the Company and the Stockholders, free and clear of all Encumbrances. All of the issued and outstanding shares of the capital stock of the Acquired Companies (other than GSHA) were offered, issued, sold, and delivered in compliance with all applicable local, state, and federal laws concerning the issuance of securities, except where the failure to comply would not have an Acquired Company Material Adverse Effect. None of the outstanding shares of capital stock of any of the Acquired Companies (as applicable) was issued in violation of any preemptive rights. Except as set forth on the Disclosure Schedule, there are no voting agreements, voting trusts, or any other arrangement with respect to any of the outstanding shares of the capital stock of any Acquired Company.

            (b) PHC owns an eighty-five percent (85%) interest as the sole general partner in GSHA, and Kinser owns a fifteen percent (15%) interest as the sole limited partner in GSHA, together which constitute all of the ownership interests in GSHA, in each case free and clear of all Encumbrances. All of the issued and outstanding partnership interests of GSHA have been duly authorized and validly issued, and were sold and delivered in compliance with all applicable local, state and federal laws, except where such failures to comply would not have an Acquired

Company Material Adverse Effect. There are no voting agreements, voting trusts, or any other arrangement with respect to any of the partnership interests in GSHA.

            (c) Set forth on the Disclosure Schedule is a complete and correct list of the holders of record and the number of shares of capital stock and partnership interests (limited and general) of each of the Acquired Companies and the Company Subsidiaries owned by each such holder of record, all of which are held beneficially by such holders thereof, free and clear of all Encumbrances.

            (d) Except as set forth on the Disclosure Schedule, the Acquired Companies are all the entities in which Kinser or PHC has an interest that are in the VOI Business.

      3.15 Options, Warrants, Etc. Except as set forth on the Disclosure Schedule, there are no options, warrants, calls, subscription rights, conversion rights, or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other ownership interests in any of the Acquired Companies or obligating any of the Acquired Companies to issue or sell any shares of capital stock or other ownership interests in any of the Acquired Companies, including any securities or other interests directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other ownership interests of any of the Acquired Companies. There are no outstanding obligations of any of the Acquired Companies to repurchase, redeem or otherwise acquire any shares of its capital stock or other ownership interests, to pay any dividend or make any distribution in respect thereof, or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. Except as set forth in the Disclosure Schedule, no shares of capital stock of any of the Acquired Companies have been reserved for any purpose.

      3.16 Subsidiaries Stock.

            (a) Except as set forth on the Disclosure Schedule, no Acquired Company has any direct or indirect subsidiaries. The Disclosure Schedule sets forth a complete and correct list of the owners of record of each direct and indirect subsidiary, if any, of the Acquired Companies.

            (b) Except as set forth on the Disclosure Schedule, no Acquired Company presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any Person other than another Acquired Company, nor is any Acquired Company, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

      3.17 Permits. Except as set forth on the Disclosure Schedule, the Acquired Companies have all Permits necessary to conduct the Acquired Business as currently conducted, except where the failure to have such license or permit would not have an Acquired Company Material Adverse Effect (collectively, "Licenses and Permits"). A list of the material Licenses and Permits is set forth on the Disclosure Schedule. The Acquired Companies have provided (or caused to be provided) to EFI correct and complete copies of all material Licenses and Permits. Except as would not have an Acquired Company Material Adverse Effect, each License and Permit is in full force and effect, and no proceeding is pending or, to Sellers' Knowledge, threatened, to modify, suspend, revoke or otherwise limit any of such License and Permit and no administrative or governmental actions have been taken or, to Sellers' Knowledge, threatened, in connection with the expiration or renewal of any of such License and Permit. Except as set forth in the Disclosure Schedule, none of the Acquired Companies will be required, as a result of the consummation of the transactions contemplated hereby, to obtain or renew any Licenses and Permits, other than where the failure to obtain or renew any such Licenses or Permits would not have an Acquired Company Material Adverse Effect.

      3.18 Labor and Employment.

            (a) The Disclosure Schedule sets forth a complete and correct list of each person whom, as of the Execution Date, Kinser, PHC or the Acquired Companies employ in connection with the Acquired Business, including each active employee and each employee classified as inactive as a result of disability, leave of absence, layoff, or other absence, and who either (i) earned more than $75,000 in 1998 or who is expected to earn more than $75,000 in

1999 or (ii) serves in a management or supervisory capacity. With respect to such persons, the Disclosure Schedule includes the positions and responsibilities, 1998 and 1999 compensation (and the portions attributable to salary, bonus, and other compensation, respectively), the current rate of compensation (with the same portions specified), the wages for the most recent payroll period and any employment, consulting or similar agreements to which such person is a party. The Disclosure Schedule also lists the accrued vacation liability of the Acquired Companies with respect to the Acquired Business as of June 30, 1999. The employee census information provided to EFI by the Acquired Companies in connection with the transactions contemplated hereby, and attached to the Disclosure Schedule, is correct and complete.

            (b) With respect to employees of and service providers to the Acquired Companies:

                  (i) except as set forth on the Disclosure Schedule or where the failure to comply would not have an Acquired Company Material Adverse Effect, the Acquired Companies are complying and have complied in all respects with all applicable laws and regulations respecting the terms and conditions of employment of employees or other labor related matters, including, without limitation, laws, rules, regulations, orders, rulings, conciliation agreements, decrees, judgments and awards relating to wages, hours, the payment of social security and similar taxes, equal employment opportunity, employment discrimination, family and medical leave, the Immigration Reform and Control Act, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, and no claims or investigations are pending or, to Sellers' Knowledge, threatened, with respect to such laws, either by private individuals or by governmental agencies which could have an Acquired Company Material Adverse Effect;

                  (ii) the Acquired Companies have not and are not engaged in any unfair labor practice, and there is not now, nor within the past three years has there been, any unfair labor practice complaint against any of the Acquired Companies pending or, to Sellers' Knowledge, threatened, before the National Labor Relations Board or any other comparable authority which could have an Acquired Company Material Adverse Effect;

                  (iii) no labor union represents, purports to represent, has ever represented, or purported to represent any of the Acquired Companies' employees, no collective bargaining agreement is or has been binding and in force against the Acquired Companies, the Acquired Companies are not negotiating such an agreement, and no labor representation organization effort exists nor has there been any such activity within the past five years;

                  (iv) no labor strike, lock-out, slowdown or work stoppage is or has ever been pending or threatened against or directly affecting the Acquired Companies, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements or employment relationships is pending, and no claims therefor exist or have, to Sellers' Knowledge, been threatened; and

                  (v) all employees of the Acquired Companies in the Acquired Business are employed on an at-will basis, and the Acquired Companies may terminate them without cause and without penalty or liability, except as set forth on the Disclosure Schedule. All individuals who are or were performing services and are or were classified by the Acquired Companies as "independent contractors" for tax purposes qualify or qualified for such classification, and the Acquired Companies have fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

      3.19 Employee Benefit Plans.

            (a) Definitions.

                  (i) "Acquired Business Benefit Arrangement" means any Benefit Arrangement the Acquired Companies sponsor or maintain with respect to which the Acquired Companies have any current or may have any future liability (whether actual or contingent, with respect to any of their assets or otherwise). "Acquired Business Benefit Arrangement" means any Acquired Company Benefit Arrangement with respect to any present or former directors, employees, or agents of the Acquired Companies. References to "Acquired Business Benefit Arrangement" do not connote that EFI or any Newco is acquiring or assuming such plans.

                  (ii) "Acquired Business Benefit Plan" means any Acquired Company Benefit Plan with respect to any present or former employees of the Acquired Companies with respect to the Acquired Business. Acquired Business Benefit Plan also includes any such Plan terminated since January 1, 1989. References to "Acquired Business Benefit Plan" do not connote that EFI or any Newco is acquiring or assuming such plans.

                  (iii) "Acquired Company Benefit Plan" means any Plan for which the Acquired Companies are or have been the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) or any Plan the Acquired Companies have maintained or to which the Acquired Companies are obligated to make payments or have or may have any liability.

                  (iv) "Benefit Arrangement" means any benefit arrangement, obligation, custom, or practice, whether or not legally enforceable, to provide benefits (other than simply as salary and other than under any Plan), as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, including, without limitation, employment agreements, severance agreements, executive compensation arrangements, non-competition and retainer agreements, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Section 125 of the Code, and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof.

                  (v) "ERISA Affiliate" means a Person that, together with any of the Acquired Companies, is or was at any time under common control within the meaning of Section 414 of the Code, or a single employer under Title IV of ERISA, or as to which any Acquired Company is or was a general partner. References to an ERISA Affiliate only refer to a Person during such time as it is related to an Acquired Company or such other time as may cause an Acquired Company to have liability with respect to such Person.

                  (vi) "Multiemployer Plan" means any plan described in Section 3(37) of ERISA.

                  (vii) "Plan" means an employee benefit plan as defined in
Section 3(3) of ERISA, whether or not otherwise exempt from the application of that section by another provision of ERISA.

                  (viii) "Qualified Plan" means any Acquired Business Benefit Plan that meets, purports to meet, or is intended to meet the requirements of
Section 401(a) of the Code, including any previously terminated Plan.

            (b) The Disclosure Schedule contains a complete and accurate list of all Acquired Business Benefit Plans and Acquired Business Benefit Arrangements. The Disclosure Schedule identifies all Acquired Business Benefit Plans that (i) are Qualified Plans or (ii) provide for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's retirement or termination of employment, other than coverage or benefits that meet only the requirements of Part 6 of Title I of ERISA or Section 4980B(f) of the Code ("COBRA").

            (c) With respect to Plans and Benefit Arrangements:

                  (i) the Disclosure Schedule contains the name of the only Qualified Plan (the "Acquired Company 401(k) Plan") and the Acquired Companies have not ever maintained or contributed to any other Qualified Plan. The Acquired Company 401(k) Plan qualifies and has always qualified under Section 401(a) of the Code, and any trusts maintained for such Plan are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred that would adversely affect the qualified status of the Acquired Company 401(k) Plan or the exempt status of such trusts or cause the imposition of any liability, lien, penalty, or tax under ERISA or the Code;

                  (ii) no Acquired Company nor any ERISA Affiliate thereof has maintained, adopted or established, contributed to or been required to contribute to, or otherwise participated, or had any liability (whether actual or contingent, with respect to any of its assets or otherwise) with respect to any Plan subject to Section 302 of ERISA or Section 412 of the Code or to Title IV of ERISA or any Multiemployer Plan;

                  (iii) Kinser has delivered true, correct and complete copies all of the following documents with respect to all Acquired Business Benefit Plans and Acquired Business Benefit Arrangements to EFI: (A) all Plan or arrangement documents, including but not limited to trust agreements, insurance policies, service agreements and formal and informal amendments to each; (B) the most recent Forms 5500 or 5500C/R and any attached financial statements, and those for the prior three years; (C) the last IRS determination letter and the last IRS determination letter that covered the qualification of the entire Plan (if different); (D) summary plan descriptions, summaries of material modifications, and any prospectuses that describe the Acquired Business Benefit Arrangements or Acquired Business Benefit Plans; (E) written descriptions of all non-written agreements relating to any such plan or arrangement; (F) all reports submitted within the three years preceding the Execution Date by third-party administrators, actuaries, investment managers, consultants or other independent contractors; (G) all material notices that the IRS, Department of Labor or any other governmental agency or entity issued to the Acquired Companies within the four years preceding the Execution Date; and (H) employee manuals or handbooks containing personnel or employee relations policies;

                  (iv) each Acquired Business Benefit Plan and Acquired Business Benefit Arrangement has been maintained in all material respects in accordance with its constituent documents and with all applicable provisions of the Code, ERISA, and other laws, including federal and state securities laws; and plan fiduciaries have fully and completely satisfied all reporting and disclosure requirements of ERISA and the Code with respect to each Acquired Business Benefit Plan and Acquired Business Benefit Arrangement;

                  (v) with respect to each Acquired Business Benefit Plan, there has occurred no "prohibited transaction" (within the meaning of Section 4975 of the Code) or transaction prohibited by Section 406 of ERISA, excluding any transactions effected pursuant to a statutory or administration exemption, nor has there occurred any breach of any fiduciary duty described in Section 404 of ERISA;

                  (vi) no Acquired Company has made any statement, either written or oral, to any person with regard to any Acquired Business Benefit Plan or Acquired Business Benefit Arrangement that was not in accordance with the Acquired Business Benefit Plan or Acquired Business Benefit Arrangement and that could have an Acquired Company Material Adverse Effect. No Acquired Business Benefit Plan contains any security issued by the Acquired Companies;

                  (vii) no Acquired Company nor any ERISA Affiliate has incurred any material liability with respect to any Plan under ERISA (including, without limitation, Title I or Title IV thereof, other than liability for premiums due to the Pension Benefit Guaranty Corporation), the Code or other applicable law, which has not been satisfied in full or been accrued on the balance sheet included in the Interim Financial Statements, pending full satisfaction, and no event has occurred, and there exists no condition or set of circumstances, which could result in the imposition of any material liability under ERISA, the Code or other applicable law with respect to any Plan;

                  (viii) there are no pending claims (other than routine benefit claims) or lawsuits that have been asserted or instituted by, against, or relating to, any Acquired Business Benefit Plans or Acquired Business Benefit Arrangements, against the assets of any trust or other funding arrangement under any such plan or arrangement, by or against the Acquired Companies with respect to any such plan or arrangement or by or against the plan administrator or any fiduciary of any such plan or arrangement, nor, to Seller's Knowledge, is there any basis for any such claim or lawsuit. No Acquired Business Benefit Plans or Acquired Business Benefit Arrangements are, to Sellers' Knowledge, presently under audit or examination (nor has notice been received of a potential audit or examination) by the IRS, the Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to any Acquired Business Benefit Plan under the IRS's Employee Plans Compliance Resolutions System or any successor or predecessor program;

                  (ix) no Acquired Business Benefit Plan contains any provision or is subject to any law that would prohibit the transactions contemplated by this Agreement or that would give rise to any acceleration of the time of payment or vesting of benefits, severance, termination or other payments or liabilities as a result of the transactions contemplated by this Agreement; the Acquired Companies have not declared or paid any bonus or incentive compensation in contemplation of the transactions contemplated by this Agreement;

                  (x) the Acquired Companies have no liability (whether actual, contingent, with respect to any of its assets or otherwise) with respect to any Plan or Benefit Arrangement that is not an Acquired Business Benefit Plan or Acquired Business Benefit Arrangement or with respect to any Plan sponsored or maintained (or that has been or should have been sponsored or maintained) by any ERISA Affiliate that is not one of the Acquired Companies;

                  (xi) no employee or former employee of the Acquired Companies, or beneficiary of any such employee or former employee is, by reason of such employee's or former employee's employment, entitled to receive any benefits, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment as described in Statement of Financial Accounting Standards No. 106, other than continuation coverage mandated under Section 4980B of the Code or other applicable law; all group health plans of the Acquired Companies and their respective ERISA Affiliates have been operated in material compliance with the requirements of COBRA and Section 5000 of the Code and the Health Insurance Portability and Accountability Act, and the Acquired Companies have provided, or will have provided before the Closing Date, to individuals entitled thereto all required COBRA notices and coverage with respect to any "qualifying event" (as defined in COBRA) occurring before or on the Execution Date; and

                  (xii) the Acquired Companies have made, within the time required under the Acquired Business Benefit Plans and applicable law, all required contributions to the Acquired Business Benefit Plans, and all monies withheld from employee paychecks with respect to Acquired Business Benefit Plans have been transferred to the appropriate Plan within the requirements of applicable law.

            (d) To Sellers' Knowledge, there are no pending, threatened or reasonably anticipated claims or actions against the Acquired Companies under any workers' compensation or long-term disability policy. The Disclosure Schedule contains the most recent listing of workers' compensation claims and a schedule of the Acquired Companies' workers' compensation claims of $10,000 or more for the last three fiscal years.

      3.20 Taxes and Tax Returns.

            (a) Except as set forth on the Disclosure Schedule, all Tax Returns required to be filed by or with respect to the Acquired Companies (including Tax Returns of any affiliated, combined, consolidated, unitary or similar group that include the Acquired Companies or any subsidiary (each an "Affiliated Group")) have been filed. Except for income Tax Returns for Peppertree Resorts Vacation Club, Inc., for the calendar years 1997 and 1998, and Peppertree Ocean Club, Inc., for the calendar years 1992 through 1998, and for Atlantic Beach Enterprises, Inc., Crystal Coasts Resorts, Inc., and Smokies Resorts Villas, Inc., for the calendar years 1997 and 1998, all such Tax Returns are true, correct and complete in all material respects.

            (b) Except for Taxes identified in Section 7.07(g), all Taxes owed by or with respect to each Acquired Company or Affiliated Group have been paid (whether or not shown on any Tax Return) in full on a timely basis.

            (c) Except for Taxes identified in Section 7.07(g), the amount of any Acquired Company's liability for unpaid Taxes as of June 30, 1999 did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the balance sheet included in the Interim Financial Statements, and the amount of any Acquired Company's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of such Acquired Company on the Closing Date.

            (d) There are no Tax Proceedings presently pending or, to Sellers' Knowledge, threatened with regard to any Tax Return or Taxes of any of the Acquired Companies or any Affiliated Group. Neither any Acquired Company nor any member of any Affiliated Group has received any written ruling of a Taxing Authority relating to Taxes or has entered into any closing agreement pursuant to Section 7121 of the Code or similar written binding agreement with a Taxing Authority relating to Taxes.

            (e) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return with respect to any of the Acquired Companies or the Affiliated Group, and no extensions of time within which to file any Tax Return have been requested for any Tax Return which has not yet been filed. The Acquired Companies have made available to EFI complete and correct copies of all Tax Returns of the Acquired Companies or any Affiliated Group for Taxable Periods ending after December 31, 1993.

            (f) There are (and immediately following the Closing there will be) no Encumbrances on the assets of any Acquired Company or any Affiliated Group relating or attributable to Taxes, except for Permitted Encumbrances.

            (g) [Intentionally omitted.]

            (h) No deficiencies for any Taxes have been asserted in writing or assessed against the Acquired Companies which, if unpaid, might result in a Encumbrance on any of the assets of the Acquired Companies.

            (i) No claim has ever been made in writing or, if not in writing, to Sellers' Knowledge no claim has ever been made, by a governmental authority in any jurisdiction where the Acquired Companies do not file Tax Returns that any of the Acquired Companies are or may be subject to Tax in that jurisdiction.

            (j) The Acquired Companies have each withheld or otherwise collected and paid over to the proper Taxing Authority all Taxes required to have been withheld or otherwise collected or paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or third party.

            (k) None of the assets of the Acquired Companies are "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the Acquired Companies is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Code as in effect prior to the Tax Reform Act of 1986, or to any "long term contract" within the meaning of Section 460 of the Code.

            (l) None of the Acquired Companies has, with respect to any assets or property held, acquired or to be acquired by any such Acquired Company, filed or caused to be filed a consent to the application of Section 341 of the Code (or any comparable provision of any state statute), or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by any Acquired Company.

            (m) Each of the Acquired Companies has and had a taxable year ending on December 31, in each year commencing 1993 and thereafter.

            (n) None of the Acquired Companies has made any change in accounting methods, received a ruling from any Taxing Authority, signed an agreement with any Taxing Authority, or will be required to include any adjustment increasing taxable income for any Taxable Period or portion thereof that ends after the Closing Date under Section 481(a) of the Code (or any similar provision of state, local or foreign law) as a result of a change in method of accounting for a Taxable Period ending prior to the Closing Date or pursuant to the Tax liability of any of the Acquired Companies for any Tax period ending prior to the Closing Date. No Taxing Authority has proposed any such change in any accounting method. The Company and each Company Subsidiary presently use the accrual method of accounting for income Tax purposes.

            (o) There are no contracts, agreements, plans or arrangements covering any employee or former employee of any Acquired Company that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

            (p) The Acquired Companies are not, nor have they ever been members of an affiliated group filing a consolidated federal income Tax Return other than any consolidated or combined group the common parent of which is the Company. The Acquired Companies do not and will not have up to and including the Closing Date any interest in any other corporation, other than a Company Subsidiary, with respect to which the Acquired Companies jointly or separately own a majority of the common stock or have the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

            (q) No Acquired Company (i) is a party to any Tax allocation, Tax indemnity, Tax sharing agreement, or any similar arrangement pursuant to which it has agreed to be liable for Taxes of any other Person or (ii) has any liability for Taxes of any other Person (A) as a transferee or successor or (B) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law).

            (r) GSHA has been a partnership for U.S. federal income tax purposes at all times since its formation up to and including the Closing Date. No person has ever elected that GSHA be treated as an association for federal income tax purposes under Treasury Regulations Section 301.7701-3. Other than with respect to GSHA, no Acquired Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes.

            (s) The Disclosure Schedule contains accurate and complete descriptions of (i) each Acquired Company's basis in its material assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to such Acquired Company; (iii) the amount of any deferred gain or loss allocable to such Acquired Company arising out of any deferred intercompany transaction; and (iv) tax elections affecting such Acquired Company, including an election under Section 754 of the Code. No Acquired Company has net operating losses or other tax attributes presently subject to limitation under Code Sections 382, 383, or 384, or the federal consolidated return regulations.

            (t) Any of the Acquired Companies or Company Subsidiaries (and any of their predecessors) for which S corporation status was claimed were validly electing S corporations within the meaning of Code ss.ss. 1361 and 1362 at all times since their formation up to and including December 31, 1998. The S corporation status for each such entity was validly revoked pursuant to Code ss. 1362 for all periods beginning after January 1, 1999.

            (u) None of the Acquired Companies is liable for any Tax under
Section 355(e) of the Code as a result of the consummation of the transactions contemplated by this Agreement.

            (v) For purposes of this Agreement:

                  (i) "Pre-Closing Period" means any Taxable Period or portion thereof ending on or before the Closing Date.

                  (ii) "Tax" (including with correlative meaning the terms "Taxes" and "Taxable") means (a) all foreign, federal, state, local and other income, gross receipts, sales, use, ad valorem, value-added, intangible, unitary, withholding, transfer, franchise, license, payroll, employment, estimated, excise, environmental, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, levies, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any liability for payment of amounts described in clause
(a) as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (c) any liability for payment of amounts described in clause (a) or (b) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes.

                  (iii) "Taxable Period" means any taxable year or other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

                  (iv) "Tax Proceeding" means any action, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) relating to Taxes or Tax Returns.

                  (v) "Tax Return" means any return (including any information return), report, statement, schedule, audit adjustment, notice, form, estimate or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

                  (vi) "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

      3.21 Receivables. The Disclosure Schedule sets forth an aged list of the purchase money receivables (the "Receivables") of the Acquired Companies as of November 10, 1999, showing separately those receivables that as of such date had been outstanding: (i) 30 days or less; (ii) 31 to 60 days; (iii) 61 to 90 days; and (iv) more than 90 days. All Receivables reflected on the Financial Statements arose from, and the Receivables existing at the Closing Date will have arisen from, the sale of VOIs to Persons not affiliated with Kinser or PHC and in the Ordinary Course of Business.

      3.22 Other Property.

            (a) Except for the Acquired Assets set forth on the Disclosure Schedule, the Acquired Companies own or lease all material assets (other than Real Property and Company Intellectual Property) used in the Acquired Business as it is presently conducted. All of the Acquired Assets are set forth on the Disclosure Schedule.

            (b) Except as set forth in the Disclosure Schedule, the Acquired Companies own and have good and valid title to, or a valid and enforceable leasehold or license interest in, or otherwise have sufficient and legally enforceable rights to use, all of the properties and assets (other than Real Property or Intellectual Property), tangible or intangible, used by the Acquired Companies or held for use by the Acquired Companies in connection with the conduct of, or otherwise material to, the conduct of the Acquired Business, including assets reflected on the balance sheets included in the Financial Statements or acquired since the date thereof, except for assets disposed of in the Ordinary Course of Business and in accordance with this Agreement and except for (i) Permitted Encumbrances and (ii) such defects in title which would not have an Acquired Company Material Adverse Effect.

      3.23 Absence of Material Changes, Events and Conditions. Since December 31, 1998, except as disclosed in the Disclosure Schedule, the Acquired Business has been conducted in the Ordinary Course of Business and there has not been:

            (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of any of the Acquired Companies or any of the Company Subsidiaries, or any repurchase, redemption or other acquisition by any of the Acquired Companies or any of the Company Subsidiaries of any outstanding shares of capital stock or other ownership interests in any of the foregoing;

            (b) any incurrence, assumption or guarantee by any of the Acquired Companies or any of the Company Subsidiaries of any outstanding amount of indebtedness for borrowed money other than in the Ordinary Course of Business;

            (c) any transaction or commitment made, or any contract or agreement entered into, by any of the Acquired Companies or any of the Company Subsidiaries relating to their respective assets or businesses (including the acquisition or disposition of any assets) or any loss or relinquishment by any of the Acquired Companies or any of the Company Subsidiaries of any material contract or other material right, other than transactions and commitments in the Ordinary Course of Business;

            (d) any material change in any method of accounting or accounting practice or policy or application thereof by any of the Acquired Companies or any of the Company Subsidiaries;

            (e) any sale, assignment or transfer of any Intellectual Property;

            (f) any waiver of any rights of material value, whether or not in the Ordinary Course of Business;

            (g) other than the bonus to be paid to Messrs. McFarland, Patrick and Clayton by the Company in anticipation of the transactions contemplated by the Merger Agreement, any increase in (or commitment, oral or written, to increase, the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable to or to become payable by any of the Acquired Companies to their directors, officers, employees or consultants, except increases occurring in the Ordinary Course of Business; or

            (h) any increase in (or commitment, oral or written, to increase) the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or contract, payment or arrangement made to, for or with any director, officer, employee or consultant of the Acquired Companies or any of the Company Subsidiaries, except increases occurring in the Ordinary Course of Business.

      3.24 Certain Interests. Except as disclosed in the Disclosure Schedule, no Executive Officer or director of any Acquired Company or Affiliate and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such Executive Officer or director:

            (a) has any direct or indirect financial interest in any competitor, supplier or customer of the Acquired Business; provided, however, that the ownership of securities representing no more than five percent (5%) of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

            (b) owns, directly or indirectly, in whole or in part, or has any other interest in any real, tangible or intangible property that the Acquired Companies use or have used in the conduct of the Acquired Business; or

            (c) owns, directly or indirectly, any VOIs at any of the properties owned by the Acquired Companies.

      3.25 Brokers. McDonald Investments is the only broker, finder or investment banker that is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers. Any fees payable to McDonald Investments are payable by and will be paid by Kinser. Kinser shall indemnify and hold harmless Purchasers from and against any claims for brokerage commissions or finder's fees insofar as such claims shall be alleged to be based upon arrangements or agreements made by Kinser or on their behalf. Such indemnity shall include the cost of reasonable counsel fees in connection with the defense of any such claims.

      3.26 Private Placement.

            (a) Kinser understands that (i) the shares of EFI Common Stock to be issued pursuant to Article II will not be registered under the Securities Act on the basis that the offering and sale of the shares comprising the Merger Consideration are exempt from registration pursuant to Section 4(2) of the Securities Act, (ii) the resale or other disposition of the shares comprising the Merger Consideration is restricted pursuant to the securities laws, and
(iii) there can be no assurance that Kinser will be able to sell or dispose of such shares.

            (b) The shares comprising the Aggregate Purchase Price to be issued to Kinser pursuant to Article II are being acquired for investment only and not with a view to any sale or distribution of such shares or any part thereof in violation of the Securities Act. Kinser agrees at all times to sell or otherwise dispose of all or any part of the shares comprising the Merger Consideration only pursuant to a registration, or exemption therefrom, under the Securities Act and in compliance with applicable state securities laws. Kinser, in disposing of the shares comprising the Merger Consideration, shall take any steps necessary to ensure that any purchaser thereof shall agree not to sell or otherwise dispose of the shares comprising the Merger Consideration except in compliance with the requirements contained in the preceding sentence.

            (c) Kinser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act and has such knowledge and experience, or has consulted with persons having knowledge and experience, in financial and business matters as to be capable of evaluating the merits and risks of an investment in the shares comprising the Merger Consideration. Kinser has received all the information that he deems material to his evaluation of the business, assets, liabilities, financial condition and results of operations of EFI and all the information that Kinser has requested from EFI and considers necessary or appropriate for deciding whether to acquire the shares comprising the Merger Consideration. Kinser has the ability to bear the economic risks of such prospective investment and is able, without materially impairing such financial condition, to hold the shares comprising the Merger Consideration for an indefinite period of time and to suffer complete loss on such investment, in the event such a loss should occur.

      3.27 Year 2000. To the extent that any Software or computer systems used in the Acquired Business are not Year 2000 Compliant, such Software and/or computer systems can be modified at a cost not to exceed $25,000, in the aggregate, so that they are Year 2000 Compliant on or before December 31, 1999. Except where the failure would not have an Acquired Company Material Adverse Effect, the Acquired Companies and Company Subsidiaries are Year 2000 Compliant. For purposes of this Agreement, "Year 2000 Compliant" means that the Software or computer systems can receive, record, store, process, route, transfer or present calendar dates and any related information falling on or after January 1, 2000 with similar functionality, in all material respects, as such Software or computer systems perform such functions for calendar dates and related information falling prior to January 1, 2000.

      3.28 Homeowners' Associations; Regulatory Reserves; Management Fees.

            (a) The Acquired Companies have provided (or caused to be provided) to EFI the minute books of the Associations. Such minute books contain accurate records of all meetings held and reflect all other material corporate or similar actions of the respective shareholders, directors, partners and members and committees thereof. The copies of the corporate charter, bylaws or other organization documents that are contained in or kept with said minute books are complete and correct in all material respects, and contain all material amendments thereto duly adopted and in force.

            (b) The Associations are duly organized, legally existing and in good standing under the laws of the state in which their principal offices are situated, except where such failures would not have an Acquired Company Material Adverse Effect. The books and records of the Associations are correct and complete in all material respects and all Association funds collected from Vacation Ownership Unit owners and VOI owners have been properly accounted for and expended solely for such purposes as are authorized under the bylaws of each Association, except where such failures would not have an Acquired Company Material Adverse Effect. The Board of Directors of each of the Associations has been properly appointed and/or elected in accordance with applicable Association bylaws and all Association tax returns have been timely filed, except where such failures would not have an Acquired Company Material Adverse Effect.

            (c) The Acquired Companies and their respective Affiliates have made (or caused to be made) and maintained (or caused to be maintained) all deposits and reserves required of developers or sellers of VOIs pursuant to applicable law or regulation.

            (d) Correct and complete copies of the balance sheet and other financial data of each of the Associations (the "Association Financials") have been provided to EFI. As of the date of the closing, all homeowner funds received by the Acquired Companies, for the benefit of the Vacation Ownership Unit owners and VOI owners having use and accompanying rights subsequent to the date hereof, have been duly accounted for and reflected in the Association Financials. The Association Financials adequately reflect the financial condition of the Associations as of the dates indicated.

            (e) The Management Agreements between each Association and Peppertree Resorts Management, Inc. are valid and in full force and effect. Peppertree Resorts Management, Inc. has not received notification of termination of any Management Agreement. The Management Agreement between PHC, GSHA and the Company is valid and in full force and effect and the Company has not received notification of termination of the Management Agreement.

            (f) With respect to any Association that is not controlled by an Acquired Company, Kinser or PHC, each representation and warranty contained in this Section 3.28: (i) is made to Sellers' Knowledge; and (ii) speaks solely to documents in the possession of Kinser, PHC, an Acquired Company or their counsel to the extent it references documents. For these purposes, an Association is controlled by a Person if the Person has the statutory right to elect or appoint a majority of the members of the Association's board of directors or other governing body.

      3.29 VOI Mortgages.

            (a) Kinser has delivered to EFI complete and accurate copies of the forms of (i) Timeshare Interest/Interval Ownership Installment Purchase Agreement (Contract for Deed) or any other form of purchase agreement relating to the conveyance of a VOI, (ii) Credit Application, (iii) Timeshare Instrument,
(iv) Owner's Acknowledgment, (v) Good Faith Estimate of Closing Costs, (vi) Loan Servicing Disclosure Statement, (vii) HUD- 1 Settlement Statement, (viii) Deed,
(ix) Conveyance, Exchange and Transfer Agreement with respect to upgrade sales,
(x) Existing Owner's Up-Grade/Add-On Acknowledgment, (xi) Authorization Agreement for Pre-Approved Payments (ACH Debits), (xii) Upgrade Addendum, (xiii) Termination of Timeshare Interest, (xiv) Mortgage or Deed of Trust, (xv) Promissory Note, and (xvi) Security Agreement used in each jurisdiction in connection with the sale of VOIs (collectively, the "VOI Consumer Documents"). Kinser represents and warrants to EFI, that (i) the VOI Consumer Documents, in substantially the forms delivered to EFI, are the only documents currently used by the Acquired Companies or permitted by the Acquired Companies to be used by others in connection with the sale of VOIs, except for those documents referenced in Section 3.30, and (ii) the VOI Consumer Documents are each in a form which meets all requirements of all applicable laws of the United States of America and of each state in which the Acquired Companies sells or offers for sale VOIs, except where the failure to satisfy such requirements would not result in an Acquired Company Material Adverse Effect.

            (b) The Mortgages constitute a first and prior lien upon the related VOI or a purchaser's beneficial interest therein, as applicable, subject only to Permitted Encumbrances. The Permitted Encumbrances do not materially interfere with the security interest intended to be provided by the related Mortgages. The promissory notes, installment notes and Mortgages together with applicable state law, contain customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security interest intended to be provided thereby, except where the failure to contain such provision would not result in an Acquired Company Material Adverse Effect. Other than applicable homestead provisions which may delay the realization against the related VOI, or exemptions that may arise in the event a petition under provisions of the bankruptcy code is filed with respect to the mortgagor/grantor, there is no homestead or other exemption available to the mortgagor/grantor that would interfere with the right to sell the mortgaged VOI or the mortgagor's/grantor's beneficial interest therein at a purchaser's sale of the right to foreclose the related Mortgage. In the case Mortgages that are deeds of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under each deed of trust.

            (c) To Sellers' Knowledge, the Mortgages and any purchase agreements or installment sales contracts with respect to VOIs are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the related promissory notes, installment notes or Mortgages or the exercise of any rights thereunder, render either the promissory notes, installment notes or Mortgages unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense which has been asserted with respect thereto.

            (d) To Sellers' Knowledge, with respect to (i) each sale of a VOI, including by means of any installment sales contract and (ii) each Mortgage, promissory note and installment note, the Acquired Companies have originated (or serviced, if applicable) loans evidenced by the Mortgage, promissory note and installment note, in accordance with all applicable federal and state laws and regulations, including, without limitation, to the extent applicable: (a) Regulation B, Equal Credit Opportunity Act; (b) Regulation C, Home Mortgage Disclosure Act; (c) Regulation H, Flood Insurance Reform Act; (d) Regulation X, Real Estate Settlement Procedures Act; (e) Regulation Z, Truth-in-Lending Act;
(f) Fair Credit Reporting Act; and (g) all other applicable federal and state laws and regulations relating to usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the mortgage loans, except where the failure to comply with such laws and regulations would not result in an Acquired Company Material Adverse Effect.

            (e) Except as would not have an Acquired Company Material Adverse Effect, the installment sales contracts, purchase agreements, promissory notes, installment notes and related Mortgages and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgages, and including the VOI Consumer Documents have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights or creditors generally and by principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            (f) Except where the failure to do so would not have an Acquired Company Material Adverse Effect, each Mortgage was properly recorded or is in the process of being recorded in the appropriate jurisdiction and in compliance with all laws of the jurisdiction in which the related VOI is located, and all costs, fees, and expenses, including where applicable, recording fees, documentary stamps and intangible taxes, due in connection with the Mortgage have been paid.

      3.30 Peppertree Vacation Club.

            (a) Capitalized terms used in this Section 3.30 and not otherwise defined shall have the meanings ascribed to them in that certain Amended and Restated Trust Agreement for Peppertree Vacation Club (the "Trust Agreement"), dated as of December 4, 1997, by and among Peppertree Vacation Club, Painter, Patrick &

Russell, P.A. ("Painter & Russell") and Peppertree Resorts Vacation Club, Inc. establishing the trust created by the Trust Agreement (the "Trust").

            (b) (i) Peppertree Vacation Club is a non-profit corporation duly organized, validly existing and in good standing under the laws of the state of North Carolina, is duly qualified to do business and in good standing as a foreign corporation in the jurisdictions where its assets or the conduct of its business requires such qualification (except where the failure to so qualify would not have an Acquired Company Material Adverse Effect), and has the full power and authority to own, operate and lease its properties and assets and to carry on lawfully its business as currently conducted.

                  (ii) A complete and correct copy of the articles of incorporation and bylaws of Peppertree Vacation Club, together with all amendments thereto, has been delivered to EFI. Peppertree Vacation Club is not in violation of, and the transaction contemplated by this Agreement will not violate, in any material respect, its articles of incorporation or bylaws. Complete and correct copies of the corporate records of Peppertree Vacation Club have been delivered to EFI.

                  (iii) The directors and officers of Peppertree Vacation Club are set forth on the Disclosure Schedule.

                  (iv) Except as set forth on the Disclosure Schedule, Peppertree Vacation Club is not a party to any Contract. Correct and complete copies of all Contracts to which Peppertree Vacation Club is a party have been delivered to EFI.

                  (v) Except as set forth on the Disclosure Schedule, there is no litigation, suit, claim, action, arbitration, administrative proceeding or investigation of Peppertree Vacation Club or the Trustee pending before any court, arbitrator, administrative agency or other governmental authority or, to Sellers' Knowledge, threatened against Peppertree Vacation Club or the Trustee, by or before any court, arbitrator, administrative agency or other governmental authority that would have an Acquired Company Material Adverse Effect. Except as otherwise set forth in this Agreement and except where such non-compliance would not have an Acquired Company Material Adverse Effect, Peppertree Vacation Club is in compliance in all material respects with all applicable laws.

            (c) The Trustee of the Trust is Painter & Russell. The Trustee is authorized and qualified to conduct the business of the Trust in all states in which any Affiliated Resorts are located. To Sellers' Knowledge, the Trustee has acted in good faith and used commercially reasonable efforts, in the performance of its duties and responsibilities under the Trust Agreement. To Sellers' Knowledge the Trustee has performed all of its material duties and responsibilities under the Trust Agreement. The Trustee has not delivered any notice of resignation and, to Sellers' Knowledge, the Trustee does not intend to resign as Trustee. The fees paid and payable to the Trustee for services rendered in 1997, 1998 and 1999 are set forth on the Disclosure Schedule.

            (d) (i) Any Vacation Interests and Beneficial Use Rights that have been conveyed or assigned to the Trustee were so conveyed or assigned in accordance with the requirements of the Trust Agreement and applicable laws, and are free and clear of any Blanket Encumbrances, except to the extent that they are subject to Subordination Agreements or other financial assurances as set forth in the Disclosure Schedule or where the failure to convey or assign would not have an Acquired Company Material Adverse Effect. The Acquired Companies transferred, or caused to be transferred to the Trust -- and, to Sellers' Knowledge, the Trustee has -- good record title to sufficient Vacation Interests and Beneficial Use Rights to comply with the terms and provisions of the Trust Agreement and to maintain the One-to-One Member to Vacation Interest Ratio Requirement. All of the Accommodations associated with the Membership Interests are fully furnished and ready for occupancy, and all furnishings are fully paid for, except where the failure would not have an Acquired Company Material Adverse Effect.

                  (ii) Kinser has delivered to EFI, and set forth on the Disclosure Schedule are, complete and correct copies of (A) the Trust Agreement, including all exhibits, attachments or amendments thereto, (B) the Exchange Program Disclosure Guide, (C) the forms of (1) Club Membership Agreement, (2) Credit Application, (3)

Assignment of Beneficial Use Rights, (4) Certificate of Beneficial Interest, (5) Member's Acknowledgment, and (6) Loan Servicing Disclosure Statement used in connection with the sale of Membership Interests, together with such other documents executed ancillary thereto and (D) the North Carolina Public Offering Statement for Peppertree Vacation Club and all such documents meet the requirements of all applicable federal and state laws except where such failures would not have an Acquired Company Material Adverse Effect. The Trust Agreement, or a memorandum that accurately summarizes the primary subject matter thereof, has been recorded in the appropriate public records of each county in which one or more Affiliated Resorts are located. Except where the failure to do so would not have an Acquired Company Material Adverse Effect, all amendments to Exhibit B to the Trust Agreement have been recorded in all appropriate public records.

                  (iii) Set forth on the Disclosure Schedule is a list of all jurisdictions in which Peppertree Vacation Club, the Trustee, the Acquired Companies and/or any of their employees, representatives or agents market or sell Membership Interests. There have been no misrepresentations by Peppertree Vacation Club, the Trustee, any of the Acquired Companies, or any of their employees and/or selling agents, as to the amenities or services which are or will be available at any of the Affiliated Resorts, or with respect to the amount of any Club Assessments, Club Common Expenses or Club Dues, the sale of Membership Interests, the Club Membership Agreements or any other aspect of the subject matter thereof, that would have an Acquired Company Material Adverse Effect. No Membership Interest has been offered or marketed by Peppertree Vacation Club, any of the Acquired Companies, or any of their employees, representatives or agents as an investment. The number of Charter Members who have terminated their Membership Interests is set forth on the Disclosure Schedule.

                  (iv) Except as set forth on the Disclosure Schedule, the sale evidenced by each Club Membership Agreement has been effected in accordance with all applicable laws and regulations including, but not limited to, as applicable, the North Carolina Condominium Act (North Carolina General Statutes Chapters 47A and 47C, as amended), the North Carolina Real Estate Timeshare Act (North Carolina General Statutes Chapter 93A, Article 4, as amended), the South Carolina Condominium Act, the South Carolina Timeshare Act, the Tennessee Condominium Act, the Tennessee Timeshare Act, the Wisconsin Condominium Act, the Wisconsin Timeshare Act, the Missouri Condominium Act, the Missouri Timeshare Act, the Securities Act, the Exchange Act, the Truth-in-Lending Act (15 U.S.C. ss.1601, et seq.) and the Consumer Protection Act and Regulation Z thereunder, the Equal Credit Opportunity Act (15 U.S.C. ss.1691, et seq.) and Regulation B thereunder, the Interstate Land Sales Full Disclosure Act (15 U.S.C. ss.1701, et seq.), the Real Estate Settlement Procedures Act (12 U.S.C. ss.2601, et seq.) and Regulation X thereunder and the Fair Housing Law, the Mail Fraud Statute (18 U.S.C. ss.1341) and the Federal Trade Commission Act, and all federal, state and local ordinances, laws or regulations relevant to such sales, including, without limitation, zoning or other land use laws and regulations, subdivision map acts, blue sky laws, real estate syndication acts and usury laws, except where a failure to do so would not have an Acquired Company Material Adverse Effect.

      3.31 Company Notes. The total amount owed to Kinser pursuant to the Retained Earnings Note, including interest thereon, if any, does not exceed on the date hereof, and will not exceed on the Closing Date, two million eight hundred ten thousand eight hundred fifty-four dollars ($2,810,854). The total amount owed to Kinser pursuant to the Peppertree Note, including interest thereon, if any, does not exceed on the date hereof, and will not exceed on the Closing Date, four million one hundred thirty-three thousand and eight dollars ($4,133,008).

      3.32 Disclosure. None of the representations or warranties by Sellers or the Acquired Companies in this Agreement, and no statement on the part of Sellers or the Acquired Companies in the Schedules hereto or any certificate furnished, or to be furnished, by Sellers or the Acquired Company to Purchasers pursuant to the provisions of this Agreement, contains or will contain as to the applicable representation and warranty or statement any untrue statement of material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF EFI

      To induce Sellers to enter into this Agreement and consummate the transactions contemplated hereby, EFI represents and warrants to Sellers as follows:

      4.01 Organization.

            (a) Each of EFI and the Newcos is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of its properties (owned or leased) or the nature of its activities makes such qualification necessary (except where the failure to be so qualified would not have a Purchaser Material Adverse Effect), and has the requisite corporate power and authority to own or lease and operate its properties and assets as and where the same are owned or leased and operated and to carry on its business as currently conducted.

            (b) EFI owns beneficially and of record all the issued and outstanding capital stock of each Newco, free and clear of all Encumbrances. Each Newco has been formed for the sole purpose of effecting the transactions contemplated hereby and, except as contemplated by this Agreement, none of the Newcos has conducted any business activities or has any material liabilities or obligations.

            (c) EFI has delivered to Kinser complete and correct copies of the certificate of incorporation and bylaws of EFI and each Newco, each as amended to and as in effect on the date hereof.

      4.02 Authorization. Each of the Purchasers has the legal right and capacity, and the requisite power and authority to enter into this Agreement and each Related Agreement (to the extent it is a party thereto) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Purchasers, and no other corporate approvals or proceedings on the part of EFI or any Newco are necessary to authorize this Agreement, each of the Related Agreements and the transactions contemplated hereby and thereby. This Agreement and each of the Related Agreements have been duly executed and delivered by each of the Purchasers (to the extent it is a party thereto), and assuming the due authorization, execution, and delivery by the Sellers, constitute valid and binding obligations of each of the Purchasers (to the extent it is a party thereto) enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and subject to general principles of equity.

      4.03 No Required Vote of EFI Stockholders. No vote of or other approval by the stockholders of EFI is required by law, the organization documents of EFI or otherwise in order for EFI and the Newcos to consummate the transactions contemplated under the Agreement or any of the Related Agreements.

      4.04 Capitalization. The authorized capital stock of EFI consists of (i) 50,000,000 shares of common stock, $.01 par value, of which 25,106,706 shares are issued and outstanding as of the Execution Date; (ii) 15,000 shares of Cumulative Redeemable Preferred Stock -- Series 2 Class A, $3.00 par value, of which 10,000 shares are outstanding as of the Execution Date; and 3,000 shares of Cumulative Convertible Preferred Stock -- Series 2, of which no shares are outstanding as of the Execution Date. The authorized capital stock of each Newco consists of 1,000 shares of common stock, $.01 par value, of which 100 shares are issued and outstanding as o the Execution Date. All of the issued and outstanding shares of the capital stock of EFI and the Newcos have been duly authorized and validly issued, and are fully paid and nonassessable. All of the issued and outstanding shares of the capital stock of EFI and each Newco were offered, issued, sold and delivered in compliance with all applicable local, state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of any preemptive rights created by statute, the certificate of incorporation or bylaws of EFI or any Newco, as applicable, or any agreement or document to which EFI or any Newco is a party or by which it is bound. There are no registration rights, and to Purchasers' Knowledge, no voting agreements, proxies, voting trusts or other agreements or understandings with respect to any of the outstanding shares of the capital stock of EFI or any Newco other than as set forth on the Disclosure

Schedule. There are no agreements by and between or among EFI, any Newco and any or all of their respective stockholders imposing any restrictions on the transfer of, or otherwise pertaining to, the shares of EFI Common Stock to be issued to Kinser or the ownership thereof, except as contemplated by this Agreement or as set forth on the Disclosure Schedule. All of the shares of EFI Common Stock to be issued in exchange for the Acquired Companies at the Closing in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights and free of all Encumbrances other than the restrictions specified herein or imposed by the Securities Act.

      4.05 Obligations with Respect to Capital Stock. Except as described in
Section 4.04, there are no equity securities of any class of EFI, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities EFI owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of EFI, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as described in Section 4.04, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which EFI or any of its subsidiaries is a party or by which it is bound obligating EFI or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any share of capital stock of EFI or any of its subsidiaries or obligating EFI or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement.

      4.06 Non-Contravention; Required Consents.

            (a) Except as described on the Disclosure Schedule, the execution and delivery of this Agreement and the Related Agreements, the consummation of the transactions contemplated hereby and thereby, and the compliance with the provisions of this Agreement and the Related Agreements by Purchasers (in each case to the extent they are a party thereto) will not: (i) conflict with or violate the organizational documents of EFI or any Newco; (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair either of the Purchasers' rights or the obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of the Purchasers pursuant to any loan, credit agreement, note, bond, mortgage, deed of trust, indenture, reciprocal easement agreement, lease or other agreement to which either of the Purchasers or its or any of their respective properties are bound or affected; or (iii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchasers or their respective properties, assets or stock, other than, in the case of clause
(ii) or (iii), any such conflicts, violations, defaults, rights or Encumbrances that would not (x) constitute a Purchaser Material Adverse Effect or (y) prevent the consummation of the transactions contemplated hereby.

            (b) The execution and delivery of this Agreement by Purchasers does not, and the performance of this Agreement by Purchasers will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, "blue sky" laws and the National Association of Securities Dealers, Inc., and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the transactions contemplated hereby or otherwise prevent EFI or any Newco from performing their respective obligations under this Agreement, and would not have a Purchaser Material Adverse Effect.

      4.07 Litigation and Compliance. Except as set forth on the Disclosure Schedule and except as set forth in EFI's filings with the Securities and Exchange Commission ("SEC") prior to the date hereof, there is no litigation, suit, claim, action, arbitration, administrative proceeding, or investigation of EFI or any of its subsidiaries before any court, arbitrator, administrative agency or other governmental authority or, to Purchasers' Knowledge, threatened against EFI or any of its subsidiaries, by or before any court, arbitrator, administrative agency or other governmental authority. Except as otherwise set forth in this Agreement or except where such non-compliance would not have a Purchaser Material Adverse Effect, EFI and its subsidiaries are in compliance with all applicable laws including, without limitation, all laws regarding the advertising, marketing, telemarketing, offering for sale or sale of VOIs and the origination and servicing of loans relating thereto in each state and local jurisdiction in which EFI and its subsidiaries are doing business, and there is no order, writ, injunction or decree of any court, arbitrator, administrative agency or other governmental authority materially affecting the operations or the business of EFI or any of its subsidiaries or the consummation of the transactions contemplated hereby.

      4.08 SEC Filings; EFI's Financial Statements.

            (a) Except as set forth on the Disclosure Schedule, EFI has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Act and the Exchange Act since December 31, 1998, (the "EFI SEC Reports"). As of its filing date, or the date amended or supplemented, each EFI SEC Report filed, as amended or supplemented, if applicable, (i) complied in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as applicable, and the rules and regulations thereunder and (ii) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state any material fact required o be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the EFI SEC Reports (the "EFI Financials"), including any EFI SEC Reports filed after the date hereof until the Closing Date, (x) complied (or will comply) as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared (or will be prepared) in accordance with GAAP applied on a consistent basis throughout the periods involved (except as specified therein or as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB under the Exchange Act), and (z) fairly presented in all material respects the consolidated financial position of EFI and its subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year end adjustments which were not or are not expected to be material in amount. The balance sheet of EFI contained in the EFI SEC Reports as of June 30, 1999, is hereinafter referred to as the "EFI Balance Sheet."

      4.09 Absence of Material Changes, Events and Conditions. Since the date of the EFI Balance Sheet through the date of this Agreement, and except as set forth in the EFI SEC Reports, there has not been: (i) any Purchaser Material Adverse Effect, (ii) any material change by EFI in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or rules and regulations of the SEC, or (iii) any revaluation by EFI of any of its assets having a Purchaser Material Adverse Effect, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the Ordinary Course of Business.

      4.10 Contracts. All contracts or agreements, including agreements related to indebtedness of EFI and its subsidiaries, required to be filed with the SEC under the Exchange Act, have been filed with the SEC. Except as set forth on the Disclosure Schedule, neither EFI nor any of its subsidiaries is in material breach of any provision of, or is in material violation or default under the terms of, any material contract, except for such defaults that would not have a Purchaser Material Adverse Effect.

      4.11 Brokers. Bank of America Securities LLC is the only broker, finder or investment banker that is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchasers. Any fees payable to Bank of America Securities LLC are payable by and will be paid by Purchasers. Purchasers shall indemnify and hold harmless Sellers from and against any claims for brokerage commissions or finder's fees insofar as such claims shall be alleged to be based upon arrangements or agreements made by Purchasers or on their behalf. Such indemnity shall include the cost of reasonable counsel fees in connection with the defense of any such claims.

      4.12 Disclosure. None of the representations or warranties by EFI or any Newco in this Agreement, and no statement on the part of EFI or any Newco in the Schedules hereto or any certificate furnished, or to be furnished, by EFI to any of the Sellers pursuant to the provisions of this Agreement, contains or will contain as to the applicable representation and warranty or statement any untrue statement of material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

      4.13 [Intentionally Omitted.]

      4.14 Absence of Undisclosed Liabilities. There are no material liabilities of EFI or its subsidiaries, except (i) as set forth on the Disclosure Schedule, (ii) as and to the extent reflected or reserved against in the financial statements of EFI, (iii) as set forth in the EFI SEC Reports or
(iv) incurred since the date of this Agreement in the Ordinary Course of Business and which do not and are not reasonably likely to have a Purchaser Material Adverse Effect. For purposes of this Section 4.14 only, "material" means in excess of $25,000 individually or $100,000 in the aggregate. Except as set forth on the Disclosure Schedule, reserves are reflected on the financial statements of EFI and its subsidiaries against all liabilities of EFI and its subsidiaries in amounts that have been established on a basis consistent with past practices of EFI and its subsidiaries and in accordance with GAAP.

      4.15 Subsidiaries.

            (a) Except as set forth on the Disclosure Schedule, neither EFI nor any of its subsidiaries owns of record or beneficially, directly or indirectly,
(i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise. Each subsidiary of EFI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to be in good standing would not have a Purchaser Material Adverse Effect. Each subsidiary of EFI is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Purchaser Material Adverse Effect. All of the outstanding shares of capital stock of EFI's subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as set forth on the Disclosure Schedule, are owned by EFI or by a wholly-owned subsidiary of EFI, free and clear of all Encumbrances, and there are no proxies or voting or transfer agreements or understandings outstanding with respect to any such shares.

            (b) For purposes of this Agreement, the term "subsidiary" when used with respect to EFI shall mean any corporation or other business entity a majority of whose outstanding equity securities is at the time owned, directly or indirectly, by EFI and/or one or more other subsidiaries of EFI.

      4.16 Miscellaneous.

            (a) EFI has no current plan or intention to reacquire any of its stock that is issued pursuant to this Agreement.

            (b) EFI has no current plan or intention, after the Merger: (i) to liquidate the Company; (ii) to merge the Company with or into another corporation; (iii) to sell or otherwise dispose of the stock of the Company except for transfers of stock to corporations controlled by EFI; or (iv) to cause the Company to sell or otherwise dispose of any of its assets or of any assets acquired from Newco I, except for dispositions made in the Ordinary Course of Business or transfers of assets to a corporation controlled by the Company.

            (c) Immediately prior to the Merger, Newco I will have no liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities.

            (d) Following the Merger, EFI intends for the Company to continue its historic business.

            (e) EFI does not own, nor has it owned during the five (5) years prior to the Merger, any shares of the stock of the Company.

            (f) Neither EFI nor Newco I are investment companies as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code.

            (g) No compensation received pursuant to the consulting agreement by Kinser will be separate consideration for, or allocable to, any of his shares of Company Stock; no shares of EFI Common Stock received by Kinser will be separate consideration for, or allocable to, the consulting agreement; and any compensation paid to Kinser will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                                    ARTICLE V

                               COVENANTS OF KINSER

      Kinser covenants and agrees with Purchasers as follows:

      5.01 [Intentionally Omitted.]

      5.02 [Intentionally Omitted.].

      5.03 Access. Between the Execution Date and the Second Closing Date, Kinser shall afford, and shall cause GSHA to afford, to EFI and its Representatives full and complete access during normal business hours to the properties, books, and records of GSHA, shall disclose to EFI and its Representatives such additional financial and operating data and other information as EFI reasonably may request, which is in GSHA's possession and (i) relates to the business of GSHA or (ii) relates to EFI's obligations under the Securities Act or the Exchange Act in the preparation of EFI's filings with the SEC, and shall instruct the GSHA's Representatives to assist and cooperate with EFI in complying with its filing obligations with the SEC; provided, that, such access, disclosure, assistance or cooperation would not violate any applicable law or regulation.

      5.04 Confidentiality. From and after the Closing, Kinser shall, and shall cause Cindy Kinser, Kay Kinser and David Kinser to, keep confidential all information regarding the Acquired Business. In addition, Kinser, at the election of EFI, shall either (i) grant to EFI the right to enforce the terms of confidentiality agreements entered into with other potential purchasers of all or any part of the Acquired Business; or (ii) take all actions reasonably necessary to enforce the terms of such confidentiality agreements (at EFI's cost and expense), in either case as promptly as practicable after written notification from EFI of such election. EFI shall give Kinser prior notice before initiating any action to enforce such confidentiality agreements. Kinser shall not, and shall cause Cindy Kinser, Kay Kinser and David Kinser not to, without the prior written consent of EFI, disclose any information regarding the Acquired Business except as required by law; provided, however, that no such disclosure shall be made prior to their giving EFI reasonable prior written notification that explains in reasonable detail the basis for such disclosure and reasonable opportunity to seek relief from such requirement. This Section
5.04 shall not apply to any information that is readily ascertainable from public or published information that did not become public or published as a result of a breach of the confidentiality provisions of this Section 5.04 or otherwise as a result of any improper disclosure.

      5.05 Transition of Plans. Kinser shall, and shall cause the Acquired Companies to, cooperate with and assist EFI in the transition to EFI or any Newco of any of the Acquired Business Benefit Plans and Acquired Business Benefit Arrangements that EFI or any Newco elects to assume.

      5.06 Acquisition Proposals. Prior to Closing, Sellers shall not and shall cause the Acquired Companies and their respective Representatives not to, directly or indirectly: (i) solicit, encourage, or respond to any inquiries, discussions, or proposals regarding; (ii) continue, propose, enter into negotiations or discussions regarding; (iii) provide any information to any Person (other than to EFI and its Representatives) for the purpose of making, evaluating, or determining whether to make or pursue inquiries or proposals regarding; or (iv) enter into any agreement or understanding oral or written regarding, or (v) otherwise facilitate any effort or attempt to do or seek any of the actions described in clauses (i) - (iv) regarding, any acquisition, business combination or purchase of any of the Acquired Companies, any of the properties or assets of the Acquired Companies, or any of the Acquired Ownership Interests (other than the sale of VOIs in the Ordinary Course of Business). Kinser shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Person conducted heretofore with respect to any of the foregoing and shall cause the return or destruction of any confidential information Kinser has given to third parties with whom such activities have been conducted. Kinser shall notify EFI immediately if any inquiries, discussions, or proposals are received by, any information is requested from, or any such negotiations or discussions are sought to be initiated or continued with any Acquired Company.

      5.07 Non-Competition and Non-Solicitation.

            (a) Kinser covenants and agrees that from and after the Closing he will not, and he will cause his spouse not to:

                  (i) for a period of seven (7) years, engage in (or own any interests in or in any way have any involvement with) any VOI Business within a three hundred (300) mile radius of Asheville, North Carolina;

                  (ii) for a period of five (5) years, engage in (or own any interests in or in any way have any involvement with) any VOI Business anywhere where EFI (or any of its current or future subsidiaries) conducts business on the date hereof, or begins to conduct business while Kinser is a member of the Board of Directors of EFI;

                  (iii) for a period of seven (7) years, interfere with, disrupt, or attempt to disrupt any relationship, contractual or otherwise, between EFI or any of its Affiliates and any customer, supplier, sales representative, or employee of EFI or any of its Affiliates to the extent such relationship pertains to the Acquired Business, or directly or indirectly solicit for employment, attempt to employ or employ, or assist any entity in employing or soliciting for employment any employee or executive who is, at such time, employed by EFI or any of its Affiliates in connection with the Acquired Business or the VOI Business in general.

            (b) Notwithstanding the foregoing provisions of subparagraph 5.07(a), Kinser may continue to own Peppertree Fontana Village, Inc. and operate the Peppertree Fontana Village property; provided, however, that Peppertree Fontana Village, Inc. may not acquire property other than what it owns as of the Execution Date and the Peppertree Fontana Village property must continue to be operated in the same manner as it is being operated as of the Execution Date without the consent of EFI, which consent will not be unreasonably withheld; and if and for so long as Kinser owns GSHA, Kinser may continue to operate the time share business of GSHA but shall not be entitled to increase the number of VOIs available for sale by GSHA, and GSHA shall not acquire any other property related to the VOI business other than what it owns as of the Execution Date.

      5.08 Transfer of Assets. To the extent that, either before or after Closing, EFI determines that (i) any asset currently used in the Acquired Business or (ii) any contractual right or service that is currently used in the operation of the Acquired Business (other than Peppertree Fontana Village and any other specifically scheduled exclusions) is not owned by, leased by, licensed to or otherwise the property of any of the Acquired Companies, and such asset or contract is directly or indirectly owned by, leased by, licensed to or otherwise proprietary to PHC, Kinser or any relatives of Kinser, and EFI or any Newco has not otherwise obtained the rights to such asset or under such contract, directly or indirectly, pursuant to this Agreement, EFI shall, at its option, notify Kinser in writing of such assets or contractual rights and Kinser shall use all reasonable efforts to transfer or cause to be transferred such assets and contractual rights to EFI or any Affiliate of EFI (as directed by EFI) at no additional cost to EFI. Within sixty (60) days following the Closing Date, EFI shall cause the Company to purchase from David Kinser any computer equipment or Software used in the operation of Vacation Rentals, Inc. at a cost equal to the appraised value of such equipment and Software, as mutually agreed upon by EFI and David Kinser; provided, that, in no event shall EFI or the Company be obligated to pay David Kinser more than $50,000 for such equipment and Software.

                                   ARTICLE VI

                                COVENANTS OF EFI

      EFI covenants and agrees with Sellers as follows:

      6.01 Conduct of Business of EFI and the Newcos. EFI and the Newcos covenant and agree with Sellers that, during the period from the Execution Date to the Closing Date, except as expressly contemplated or permitted by this Agreement or to the extent that Kinser otherwise consents in writing, EFI will not amend or repeal its articles of incorporation or bylaws.

      6.02 Access. After the Closing, EFI shall afford to Kinser, and his Representatives, upon not less than three (3) business days' notice, reasonable access during normal business hours to the former properties, books and records of the Acquired Companies to the extent reasonably necessary to permit Kinser to determine any matter relating to them for any period ending on or before the Closing Date.

      6.03 Payment of Purchase Price. EFI covenants and agrees that it will perform its obligations pursuant to Sections 2.01, 2.02, and 2.03.

      6.04 Board of Directors of EFI. Promptly following the Closing Date and for so long as Kinser owns beneficially or of record at least five percent (5%) of the issued and outstanding shares of EFI Common Stock, EFI shall cause Kinser to be elected to the Board of Directors of EFI and shall nominate him (or, if Kinser is unable for any reason to serve on the Board of Directors of EFI, an individual designated by Kinser and acceptable to EFI) as part of management's slate of candidates at each subsequent annual election of directors, to be elected to the Board of Directors of EFI. In the event the number of shares of EFI Common Stock owned beneficially or of record by Kinser represents less than three percent (3%) of the issued and outstanding shares of EFI Common Stock, EFI shall have no obligation to Kinser with respect to his nomination to be elected to the Board of Directors of EFI.

      6.05 Stock Options. EFI will issue stock options to certain management, officers and employees of the Company.

      6.06 Location of Company Offices. EFI covenants and agrees to continue to maintain the principal offices of the Company in Asheville, North Carolina until December 31, 2000.

      6.07 D&O Insurance. The Surviving Corporation shall honor any obligation of the Acquired Companies that exists immediately prior to the Effective Time to indemnify and hold harmless the present and former officers and directors of the Acquired Companies and of the Company Subsidiaries (the "Indemnified Persons") in respect of acts or omissions occurring prior to the Effective Time to the extent required by the applicable State Corporation Laws and the certificate or articles of incorporation of the applicable Acquired Company or Company Subsidiary, in effect on the date hereof, subject to any limitation imposed from time to time under applicable law; provided, that, neither the Surviving Corporation nor any of the Acquired Companies or Company Subsidiaries shall be obligated to indemnify or hold harmless Kinser with respect to any acts or omissions for which Kinser has agreed to indemnify or hold harmless EFI and its Affiliates pursuant to Section 10.02; and provided, further, that, any obligation of the Surviving Corporation or any of the Acquired Companies or Company Subsidiaries to indemnify and hold harmless an Indemnified Person in accordance with this Section 6.07 shall not relieve or otherwise diminish Kinser's obligations to indemnify and hold harmless EFI and its Affiliates pursuant to Section 10.02. Immediately following the Effective Time, EFI shall cause to remain in effect, if applicable, the current policies of directors' and officers' liability insurance maintained by the

Acquired Companies or any Company Subsidiary (provided that EFI may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred at or before the Effective Time, and EFI shall maintain such coverage for a period of three (3) years after the Effective Time; provided, that, in no event shall EFI be required to expend in any one year in excess of 125% of the annual premium currently paid by the Acquired Companies and the Company Subsidiaries for such coverage, which current premium amount is set forth on the Disclosure Schedule.

                                   ARTICLE VII

                       ADDITIONAL COVENANTS BY THE PARTIES

      7.01 Expenses; Transfer Taxes; Apportionment.

            (a) Except as otherwise expressly provided in this Agreement or as otherwise agreed in writing, Purchasers, on the one hand, and Kinser and the Stockholders, on the other, shall pay their own expenses incident to the negotiation, preparation and carrying out of this Agreement and the consummation of the transactions contemplated hereby, including legal and accounting fees, commitment fees, and the expenses of any broker, finder or investment advisor incurred by it or for its benefit in connection with this Agreement, regardless of whether this Agreement is terminated pursuant to Article VIII.

            (b) Kinser and EFI shall share equally the following costs: (i) all transfer, stamp taxes and fees applicable to the conveyance of the Real Property contemplated hereby including as a result of an indirect conveyance resulting from the transfer of stock or interests in the Acquired Companies hereunder;
(ii) the premiums for the Title Policies, including the premiums for the Endorsements; and (iii) all applicable transfer or sales taxes with respect to the transfer of personal property contemplated hereby; provided, that, Kinser, and not EFI, shall pay all of the costs of the type described in clauses (i) and
(iii) with respect to those properties that are included as Acquired Assets.

      7.02 Publicity. Prior to the Closing Date and, with respect to GSHA, December 31, 1999, Kinser shall not, and shall use all reasonable efforts to cause the present officers, directors and employees of the Acquired Companies not to, issue any press release or otherwise make any public statement regarding this Agreement and the transactions contemplated herein without the prior consent of EFI except as required by law; provided, however, that nothing contained in this Section 7.02 shall prohibit a Party from disclosing the material terms hereof for the purpose of seeking any required consent from any third party or regulatory authority to the consummation of the transactions contemplated hereby or from otherwise taking any action contemplated by or required to be performed under this Agreement.

      7.03 Agreement to Take Necessary Action.

            (a) Each of the Parties hereto agrees to use all its reasonable efforts (subject to Section 7.03(b)) to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or reasonably advisable to (i) fulfill all conditions referred to in Sections 9.02 and 9.03, and (ii) consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

            (b) No Party shall intentionally perform any act that, if performed, or omit to perform any act that, if omitted to be performed, would prevent or excuse the performance of this Agreement by any Party hereto or that would result in any representation or warranty herein contained of such Party being untrue.

      7.04 Full Disclosure. Each of the Parties shall, on or before the Closing Date or the Second Closing date, as the case may be, disclose in writing to the other Parties hereto any material event or condition the occurrence of which would materially violate or result in a material violation of any of its representations, warranties or covenants contained in this Agreement, materially affect its ability to perform fully the transactions contemplated by this Agreement, or cause any information contained in the Disclosure Schedule to be materially inaccurate or incomplete at any time after the date hereof until the Closing Date; provided, however, that no such delivery shall modify the representations and warranties of Sellers or Purchasers.

      7.05 [Intentionally Omitted.]

      7.06 Employees. The parties contemplate that the employees of each of the Acquired Companies shall continue employment on substantially the same terms as in effect on the Closing Date; provided, however, that nothing herein contained is intended to limit the discretion of Purchasers to change or eliminate such employment for any employees following the Closing, or any terms thereof, including benefit plans.

      7.07 Tax Matters.

            (a) General.

                  (i) EFI shall prepare or cause to be prepared and file or cause to be filed all Tax Returns that are required to be filed with respect to the Acquired Companies (x) for Taxable Periods ending on or before the Closing Date that are due after the Closing Date (other than Returns of any Affiliated Group of which the Company is not the common parent), and (y) for Taxable Periods beginning on or before and ending after the Closing Date ("Straddle Periods").

                  (ii) Upon the later of (x) five (5) business days following the receipt of a request therefor or (y) five (5) business days prior to the due date of any payment to the relevant Taxing Authority, the Kinser shall pay to EFI all Taxes shown as due on the Tax Returns prepared and filed pursuant to
Section 7.07(a)(i) or any Taxes subsequently determined to be due by any Taxing Authority that relate to a Pre-Closing Period to the extent that such Taxes, including without limitation all Taxes relating to the Schedule C Liability and the AMT Liability, exceed the current liability accruals for such Taxes (excluding any reserves for deferred Taxes) set forth on the October 31 Financial Statements.

            (b) Apportionment. Except as otherwise provided in Section 7.01(a)(ii) and for purposes of apportioning any Taxes to the portion of a Straddle Period that ends on the Closing Date, the determination shall be made based on a closing of the books as of the close of business on the Closing Date; provided, however, that real property, personal property and intangible property Taxes shall be apportioned ratably on a daily basis between the portions of the Straddle Period in question.

            (c) Tax Cooperation. Kinser, PHC and EFI shall provide to each of the other parties hereto such cooperation and information as either of them reasonably may request in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any Tax Proceeding. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Subject to the preceding sentence, each party required to file Tax Returns pursuant to this Agreement shall bear all costs of filing such Tax Returns.

            (d) Allocation of Purchase Price. The Parties have agreed that the purchase price paid under Article II shall be allocated among the stock, partnership interests, assets and other property transferred pursuant to this Agreement set forth on Exhibit 7.07(d)-1. Further, the allocation to GSHA reflected on Exhibit 7.07(d)-1 shall be further allocated among the assets of GSHA in accordance with Exhibit 7.07(d)-2, which has been prepared pursuant to the requirements of Treasury Regulation Section 1.1060-1T promulgated under
Section 1060 of the Code. Exhibit 7.07(d)-2 shall be prepared on or before the date of the Second Closing. EFI and, as required, Kinser and PHC, shall file with the IRS Form 8594 in a manner consistent with such allocation and shall reflect such allocation on all applicable Tax Returns and reports. The Parties agree that all Tax Returns and reports (including IRS Form 8594 Asset Acquisition Statement), and all financial statements shall be prepared in a manner consistent with (and the Parties shall not otherwise take a position inconsistent with) the allocation unless required by any Taxing Authority.

            (e) Tax Contests.

                  (i) If any Party receives written notice from any Taxing Authority of a Tax Proceeding with respect to any Tax for which the other Party is obligated to provide indemnification under this Agreement, such party shall within sixty (60) days thereof give written notice to the other Party (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such notice); provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent that the failure to give such notice materially prejudices the Indemnifying Party.

                  (ii) Upon written notice to EFI within thirty (30) days after receipt of notification pursuant to Section 7.07(e)(i), Kinser shall have the right, at their own expense, to control and make all decisions with respect to any Tax Proceeding relating to Taxes of any Acquired Company for any Taxable Period ending on or before the Closing Date. EFI shall have the right to approve the counsel selected by Kinser to conduct any such Tax Proceeding, which approval shall not be unreasonably withheld, and to participate fully at its own expense with counsel of its own choosing in all aspects of the prosecution or defense of such Tax Proceeding. Kinser shall not take any action or position in any such Tax Proceeding if that action or position could reasonably be expected to increase the Tax liability of EFI or any of its Affiliates for any Taxable Period or portion thereof beginning after the Closing Date without the prior written consent of EFI. Kinser shall not settle or otherwise terminate any such Tax Proceeding without the prior written consent of EFI.

                  (iii) Upon written notice to EFI within thirty (30) days after receipt of notification pursuant to Section 7.07(e)(i), Kinser shall have the right, at their own expense, to jointly control and participate with EFI in the conduct of any Tax Proceeding relating to Taxes of any Acquired Company for a Straddle Period. If Kinser exercises such right, neither party shall settle or otherwise terminate any such Tax Proceeding without the prior written consent of the other, which consent shall not be unreasonably withheld.

                  (iv) If Kinser does not exercise their right to assume control of or participate in any Tax Proceeding as provided under this Section 7.07(e), EFI may defend or settle the same in such manner as it may deem appropriate in its sole and absolute discretion, without in any way limiting its rights of indemnification hereunder.

                  (v) Except as otherwise provided in this Section 7.07(e), EFI shall control all Tax Proceedings relating to Taxes and Tax Returns of the Acquired Companies.

                  (vi) In the event that the provisions of this Section 7.07(e) and the provisions of Article X hereof conflict or otherwise each apply by their terms, this Section 7.07(e) shall exclusively govern all matters concerning Tax Proceedings.

            (f) [Intentionally Omitted.]

            (g) Certain Kinser Tax Obligations. In furtherance (and not in limitation) of Kinser's obligations under this Agreement to pay Taxes, Kinser agrees that he is liable to pay the following:

                  (i) Taxes of any Acquired Company or its subsidiaries (or their predecessors) for a Taxable Period in which such corporation was subject to Tax under subchapter C of the Code and during which Taxable Period the activities of such corporation were not accurately reported on such corporation's Tax Return but were reported on Schedule C of Kinser's personal income Tax Returns (the "Schedule C Liability");

                  (ii) Taxes of Peppertree Resorts Vacation Club, Inc., and Peppertree Ocean Club, Inc. (or their successors or predecessors) for Pre-Closing periods with respect to alternative minimum tax liability within the meaning of Section 55 of the Code (the "AMT Liability").

EFI agrees that it will not seek indemnification from Kinser for the Schedule C Liability or the AMT Liability to the extent the aggregate Tax liability for the Schedule C Liability and the AMT Liability does not exceed $2,524,704. To the extent the aggregate Tax Liability for the Schedule C Liability and the Amount Liability is finally determined to be less than $2,524,704, EFI shall pay Kinser and the Stockholders such difference, in cash and shares of EFI Common Stock, valued at VWAP, in such proportion as Kinser shall determine does not adversely affect the tax-free treatment of the Merger. Kinser acknowledges that pursuant to paragraph (a) of this Section 7.07, EFI will prepare Tax Returns to amend previously filed Tax Returns in order to accurately reflect the Tax liability as described under clauses (i) and (ii) of Section 7.07(g). Kinser shall have the right to participate, at his own cost, with EFI in the preparation of the amended Tax Returns contemplated under Section 7.07(g). EFI has the sole discretion to file or cause to be filed such Tax Returns.

      7.08 Transfer Restrictions. Subject in all cases to compliance with applicable federal and state securities laws, and in no case prior to (x) the first anniversary of the Closing Date or (y) the date that is six (6) months after the date on which Bennett Funding Group, Inc. has sold, transferred or otherwise disposed of all of the capital stock of EFI (including, without limitation, shares of EFI Common Stock and shares of EFI preferred stock) owned by it, whichever is earlier, unless EFI in its sole discretion shall consent otherwise, Kinser and the Stockholders shall not (a) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (i) any shares of EFI Common Stock received by him or it in connection with the transactions contemplated hereby or (ii) any interest (including, without limitation, an option to buy or sell) in any such shares of EFI Common Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (b) engage in any transaction, whether or not with respect to any shares of EFI Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of EFI Common Stock acquired in connection with the transactions contemplated hereby. The certificates evidencing the EFI Common Stock to be delivered to Kinser and each Stockholder and subject to the restrictions described herein shall bear a legend substantially in the following form and contain such other legends or information as EFI may deem necessary or appropriate:

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY RESTRICTIVE COVENANTS IN THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION DATED NOVEMBER 17, 1999, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH COVENANTS, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION.

      7.09 Title Commitments.

            (a) Kinser has caused to be prepared and delivered to EFI a current, effective commitment (collectively, "Title Commitments") issued by a title insurance company reasonably acceptable to EFI (the "Title Company"), for the following properties: (i) Peppertree Laurel Point, Gatlinburg, Tennessee; and
(ii) Peppertree Williamsburg, Williamsburg, Virginia. Kinser has caused to be prepared and delivered to EFI a current, effective preliminary opinion for title, which can be used to obtain Title Commitments from Title Companies acceptable to EFI, together with complete, correct and legible copies of all documents referred to in such opinions for title, for the following properties:
(i) Peppertree Blue Ridge Village (CIA Tract), Banner ELK, North Carolina; (ii) Peppertree Blue Ridge Village (Schwebcke Parcel), Banner ELK, North Carolina; Zealandia, Asheville, North Carolina; (iii) Zealandia (Stable Tract), Asheville, North Carolina; (iv) Zealandia (Kalogerakis Tract), Asheville, North Carolina,
(v) Peppertree Outer Banks Beach Club (Club House Tract), Kill Devil Hills, North Carolina; (vi) Sunset Bay, Kill Devil Hills, North Carolina; (vii) Sunspree and Peppertree Vacation Club Villas, Asheville, North Carolina; and
(viii) Peppertree Atlantic Beach, Atlantic Beach, North Carolina.

            (b) Within sixty (60) days after Closing, EFI will determine, at its sole discretion, for which properties it will require an ALTA Form B-1970 (or other form required by state law) owner's title insurance policies ("Title Policies") and the insured value of such properties. The Title Policies will be issued by the Title Company, ALTA

General Exceptions 1 through 5 deleted (other than General Exceptions relating to surveys), or corresponding deletions or endorsements if the Real Property is located in a non-ALTA state, containing such endorsements as reasonably requested by EFI and approved by the Title Company (collectively, the "Endorsements"), insuring the owner thereof of good, marketable fee simple or leasehold title (as applicable) to such Real Property, subject only to Permitted Encumbrances. Kinser shall execute, or cause to be executed such affidavits on the Title Company's standard form so that the Title Company can delete or modify the standard printed exceptions as to parties in possession unrecorded liens, and similar matters.

      7.10 Satisfaction of Company Notes. At the Closing, the Company shall satisfy the Company Notes to the extent provided in Section 2.02, and Kinser shall have no right to any additional payments on account of the Company Notes to the extent they are satisfied at the Closing or the Second Closing or are satisfied or reduced pursuant to Section 2.02(d).

      7.11 Sale of Aircraft Interest. The Parties covenant and agree to use their reasonable best efforts to complete the sale of the Aircraft Interest from Kinser to EFI (or one of its subsidiaries), for the consideration described in
Section 2.02, within sixty (60) days after the Closing. If the Parties do not complete the sale of the Aircraft Interest by such date then Kinser shall pay to EFI $275,000 in cash.

      7.12 Tax-free Acquisition of Company. EFI and Kinser intend that the Merger will qualify as a reorganization under Section 368 of the Code. EFI and Kinser agree to prepare their Tax Returns in accordance with treatment of the Merger as a reorganization. EFI makes no representation or warranty, explicit or implied, to any Person that the Merger qualifies as a reorganization under
Section 368 of the Code.

      7.13 Payment of Extraordinary Compensation. EFI shall cause the Company to pay, as extraordinary compensation, to John McFarland, Herbert Patrick, Jr. and Don Clayton, the aggregate amount of two million five hundred fifty-eight thousand seven hundred ninety-four dollars ($2,558,794) and 207,738 shares of EFI Common Stock, inclusive of all Taxes, which amounts shall be shared in equal amounts by each.

      7.14 Oral Leases. Kinser shall use his best efforts to reduce to writing any and all oral leases to which any Acquired Company or Company Subsidiary is a party within sixty (60) days after Closing.

      7.15 GSHA. EFI shall use best efforts to file the application required to obtain the Holiday Inn Consent by November 30, 1999. Between the Execution Date and the Second Closing Date, EFI and Kinser shall each use best efforts to obtain the Holiday Inn Consent, and EFI shall negotiate the terms of such consent, including the property improvement plan, in good faith.

                                  ARTICLE VIII

                             [INTENTIONALLY OMITTED]

                                   ARTICLE IX

                                  THE CLOSINGS

      9.01 Time and Place of Closing. Except as provided in Section 9.01A, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W. Washington, D.C. 20037. The Closing will be at 10:30 a.m. (local time) on a date as soon as practicable to be agreed on by the Parties, after all conditions to Closing set forth in Sections 9.02, 9.03 and 9.03A have been satisfied or waived by the applicable Party (and, in any event, within five (5) business days of the satisfaction or waiver of all such conditions) but in no event later than November 30, 1999. The date on which the Closing occurs shall be referred to as the "Closing Date."

      9.01A Time and Place of Second Closing. The consummation of the transactions contemplated by this Agreement with respect to GSHA (the "Second Closing") shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W. Washington, D.C. 20037. The Second Closing will be at 10:30 a.m. (local time) on a date as soon as practicable to be agreed on by the Parties, after all conditions to Closing set forth in Sections 9.03B have been satisfied or waived by the applicable Party (and, in any event, within five (5) business days of the satisfaction or waiver of all such conditions) but in no event later than December 31, 1999. The date on which the Closing occurs shall be referred to as the "Second Closing Date."

      9.02 Conditions to Purchasers' Closing Obligations. The obligations of Purchasers under this Agreement with respect to the Closing are subject to the satisfaction, on or before the Closing Date, of the conditions set out in this
Section 9.02, any one or more of which may be waived in whole or in part by EFI as provided by Section 11.09:

            (a) Representations and Warranties True. The representations and warranties of each of the Sellers (except as regards GSHA) contained in Article III shall be true in all material respects on and as of the Closing Date (unless a representation is made as of a specific earlier date or time, and in which case it shall be true and correct in all material respects as of such date or time only), and Sellers shall deliver to EFI a certificate of each of Kinser and the Stockholders (in the case of the Stockholders, solely with respect to the representations and warranties made by such Stockholders in Article III hereof) to that effect.

            (b) Performance. Each of the Sellers shall have performed and complied in all material respects with the covenants, conditions, terms, and agreements that it is to perform and comply with on or before the Closing Date, and the Sellers shall deliver to EFI a certificate of each of Kinser and the Stockholders to that effect.

            (c) Opinion of Counsel. EFI shall have received one or more opinions, dated as of the Closing Date, of Holland & Knight LLP and each of the additional local counsel specified on the Disclosure Schedule, each a counsel to Sellers, in a form as is reasonably acceptable to EFI.

            (d) Absence of Litigation. There shall not (i) have been any legal action or proceeding or other action instituted or threatened challenging the purchase and sale of the Acquired Ownership Interests as contemplated by this Agreement, or seeking to place any Encumbrance on any Acquired Ownership Interests, or any attempt to terminate any of the ERISA Affiliate Plans subject to Title IV of ERISA; or (ii) be outstanding any order of any court or governmental agency having jurisdiction over the Parties enjoining or otherwise preventing consummation of the purchase and sale of the Acquired Ownership Interests; provided, however, that if such outstanding order is a temporary restraining order, preliminary injunction, stay, or other similar order and all other conditions precedent to Closing are satisfied or waived, the Closing Date shall be extended without further act of the Parties to a date three (3) business days after the date on which such order ceases to be in effect.

            (e) [Intentionally Omitted.]

            (f) Deliveries. Sellers shall have delivered or provided for the delivery of, to the reasonable satisfaction of EFI, the items listed in Section 9.04.

            (g) Due Diligence Review. EFI shall have completed, to its sole satisfaction, its due diligence review of the Acquired Companies; shall be fully satisfied, in its sole discretion, with the results of its due diligence review, its review of the Disclosure Schedule, and its review of other due diligence investigations with respect to the operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits and condition (financial or otherwise) of the Acquired Business, including, without limitation, Peppertree Vacation Club; and shall have determined, in its sole discretion, that its due diligence review did not raise any concerns such that EFI, in its sole discretion, does not consider the transactions contemplated by this Agreement desirable.

            (h) Notice to Bargaining Agents. Sellers shall have satisfied any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements and complied with any other applicable labor laws relating to this Agreement and shall provide satisfactory evidence of the same to EFI.

            (i) FIRPTA Certificate. Sellers shall have delivered to EFI certificates in form and substance reasonably satisfactory to EFI, duly executed and acknowledged, certifying all facts necessary to exempt the transactions contemplated hereby from withholding pursuant to the provisions of the Foreign Investment In Real Property Tax Act.

            (j) [intentionally omitted]

            (k) Stockholder Notes. All notes payable by any of the Acquired Companies, or their subsidiaries, to any stockholder or former stockholder, except for the Company Notes, shall have been satisfied in full.

            (l) Affiliate Agreements. EFI and the Company shall have entered into affiliate agreements with each of John McFarland, Herbert Patrick, Jr. and Don Clayton in the form attached hereto as Annex J.

      9.03 Conditions to Sellers' Closing Obligations. The obligations of Sellers under this Agreement with respect to the Closing are subject to the satisfaction, on or before the Closing Date, of the conditions set out in this
Section 9.03, any one or more of which may be waived in whole or in part by Sellers as provided in Section 11.09.

            (a) Representations and Warranties True. EFI's representations and warranties contained in Article IV shall be true in all material respects on and as of the Closing Date (unless a representation is made as of a specific earlier date or time, and in which case it shall be true and correct in all material respects as of such date or time only), and EFI shall deliver to Sellers a certificate of an officer of each of EFI and the Newcos to that effect.

            (b) Performance. Each of EFI and the Newcos shall have performed and complied in all material respects with the covenants, conditions, terms, and agreements it is to perform and comply with on or before the Closing Date, and Purchasers shall deliver to Sellers a certificate of an officer of each of Purchasers to that effect.

            (c) Opinion of Counsel. Sellers shall have received an opinion, dated as of the Closing Date, of Wilmer, Cutler & Pickering, counsel to EFI, in a form reasonably acceptable to Sellers.

            (d) Absence of Litigation. There shall not (1) have been any legal action or proceeding instituted or threatened challenging the purchase and sale of the Acquired Ownership Interests, as contemplated by this Agreement; or (2) be outstanding any order of any court or governmental agency having jurisdiction over the Parties enjoining or otherwise preventing consummation of the purchase and sale of the Acquired Ownership Interests; provided, however, that if such outstanding order is a temporary restraining order, preliminary injunction, stay, or other similar order and all other conditions precedent to Closing are satisfied or waived, the Closing Date shall be extended without further action of the Parties to a date three (3) business days after the date on which such order ceases to be in effect.

            (e) Deliveries. EFI shall have delivered or provided for the delivery of, to the reasonable satisfaction of Sellers, the items listed in
Section 9.05.

            (f) Capital Contribution to Newco I. EFI or its Affiliates shall have contributed or paid over to Newco I cash in the amount necessary to satisfy the Company Notes to the extent the Company Notes are being paid at Closing, or such lesser amount in accordance with Section 2.02(c), plus an amount equal to two million five hundred fifty-eight thousand seven hundred ninety four dollars ($2,558,794) to fund certain employee bonuses and shall have sold or otherwise transferred to Newco I sufficient shares of EFI Common Stock to fund certain employee bonuses in accordance with Section 7.13.

            (g) [Intentionally Omitted.]

            (h) Consulting Agreement. EFI or the Company shall have offered a consulting agreement to Kinser in the form attached hereto as Annex K.

            (i) Assumption of Meridian Contract. EFI shall have ratified the Company's obligations under that Certain Agreement for Collection of Unpaid Accounts, dated July 15, 1999 and shall have obtained confirmation (that is satisfactory to Kinser in his reasonable judgment) from Meridian Financial Services, Inc. that it will not terminate the agreement on account of, or otherwise claim as a basis for a breach of the agreement, the transactions contemplated hereby..

      9.03A Mutual Conditions to the Parties' Closing Obligations. Notwithstanding any other provision in this Agreement, the obligations of the Parties under this Agreement with respect to the Closing are further subject to the satisfaction, on or before the Closing Date, of the conditions set out in this Section 9.03A, any one or more of which may be waived in whole or in part solely by the mutual agreement of the Parties:

            (a) Consents and Approvals. Each of the Parties shall have obtained all consents and approvals from any Person, administrative agency or other governmental authority necessary for such Party to consummate the transactions contemplated by this Agreement. Such consents and approvals shall include, without limitation, all necessary consents and approvals from the lenders of the Acquired Companies or the Purchasers.

            (b) Board Approval. The Board of Directors of EFI shall have approved the consummation of the transactions contemplated hereby; provided, however, that this condition shall be deemed waived if the EFI Board of Directors has not approved or disapproved the transactions contemplated hereby within seven (7) days of the later to occur of (i) the execution of this Agreement or (ii) Sellers' provision of complete and final schedules to this Agreement to EFI.

            (c) Bankruptcy Court Action. On or prior to the Closing Date (A) the Bankruptcy Court of the Northern District of New York (the "Bankruptcy Court"), which currently has jurisdiction over the bankruptcy estate of The Bennett Funding Group, Inc., Bennett Management and Development Corporation and certain other related entities (the "Estate"), shall not have taken any action to assert jurisdiction over or otherwise impede the Merger or the other transactions contemplated hereby or (B) neither the Official Creditors Committee of the Estate nor any other Person shall have asserted in writing to the Estate or the Bankruptcy Court that such court's approval is required with respect to the Merger or the other transactions contemplated hereby.

            (d) Fontana Consulting Agreement. The Company, or one of the Company Subsidiaries, shall have entered into a consulting agreement with Peppertree Fontana Village, Inc. that is acceptable to the Parties.

      9.03B Conditions to Second Closing Obligations.

            (a) Purchasers. The obligations of Purchasers under this Agreement with respect to the Second Closing are subject to the satisfaction, on or before the Second Closing Date, of the conditions set out in Section 9.02(a), (b), (c) and (d) with respect to GSHA and the LP Interest and GP Interest.

            (b) Sellers. The obligations of Kinser under this Agreement with respect to the Second Closing are subject to the satisfaction, on or before the Second Closing Date, of the conditions set out in Section 9.03(a), (b), (c) and
(d) with respect to GSHA and the LP Interest and GP Interest.

            (c) Both Parties. The obligations of Purchasers and Kinser under this Agreement with respect to the Second Closing are subject to obtaining the Holiday Inn Consent.

      9.04 Deliveries by Sellers at Closing. At the Closing, Sellers (to the extent applicable) shall deliver or shall cause to be delivered to EFI the items identified below. EFI's receipt of these items is a condition to its obligations under this Agreement, although EFI may waive any or all of these conditions in whole or in part, as provided in Section 11.09:

            (a) duly executed instruments of transfer, assignment, or conveyance of the Acquired Ownership Interests, including without limitation original endorsed certificates representing shares of the Company Stock, the PRVI Stock and the Realty Stock, to the extent applicable, duly endorsed in blank, or accompanied by blank stock powers duly executed, and with all necessary transfer tax and other revenue stamps, acquired at the Sellers' expense, affixed and canceled;

            (b) a copy of the articles of incorporation or other governing document of each Acquired Company, certified by the appropriate official of the jurisdiction of incorporation or organization of such Acquired Company, as of a date not more than fifteen (15) days before the Closing Date;

            (c) a copy of the bylaws of each Acquired Company certified by the Secretary of such Acquired Company;

            (d) a Good Standing Certificate for each of the Acquired Companies, as of a date not more than fifteen (15) days before the Closing Date from the jurisdiction of incorporation or organization of such Acquired Company and for each other jurisdiction in which the Acquired Company is qualified to do business as a foreign corporation;

            (e) a certified copy of any necessary resolution of each Seller evidencing approval of this Agreement and the other documents and transactions contemplated hereby;

            (f) an incumbency and signature certificate executed by the Secretary or Assistant Secretary of the Company;

            (g) copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement that EFI reasonably requests on reasonable notice prior to the Closing;

            (h) a certificate from each of Kinser and the Stockholders stating that (i) the representations and warranties of such Seller contained in Article III of this Agreement are true and correct in all material respects as of the Closing Date (unless a representation is made as of a specific earlier date or time, and in which case it shall be true and correct in all material respects as of such date or time only); and (ii) no condition or event with respect to such Seller has occurred, or is continuing, or will result from the execution and delivery of this Agreement or the sale of the Acquired Ownership Interests that constitutes a material breach of this Agreement;

            (i) the opinion(s) of Holland & Knight LLP and the other counsel to Sellers listed on the Disclosure Schedule, in form reasonably satisfactory to EFI;

            (j) the Related Agreements, in form and substance reasonably satisfactory to the Parties; and

            (k) all other documents reasonably required by EFI to evidence or to consummate the transactions contemplated by this Agreement.

      9.05 Availability of Records. On the Closing Date, Sellers shall make available all original (or a certified copy if the original has been lost or destroyed) Records in the possession of Sellers on the Closing Date relating to the Acquired Business, subject to the following exceptions:

            (a) EFI recognizes that certain Records may contain information only incidentally related to the Acquired Business and that Sellers may retain these Records;

            (b) Sellers may retain a copy of all materials prepared by Sellers to which EFI has been provided access in connection with the purchase and sale contemplated by this Agreement, together with a copy of all documents referred to in such materials; and

            (c) Sellers may retain all consolidating and consolidated financial information and all other accounting Records prepared or used in connection with the preparation of financial statements.

      9.06 Deliveries by Purchasers at Closing. At the Closing, EFI shall deliver or shall cause to be delivered to Sellers the items identified below. Sellers' receipt of these items is a condition to their obligations under this Agreement, although Sellers may waive any or all of these conditions in whole or in part, as provided in Section 11.09:

            (a) payment of the Aggregate Purchase Price as contemplated by
Article II;

            (b) a copy of the certificate of incorporation of EFI and each Newco, certified by the Secretary of State of Delaware, as of a date not more than fifteen (15) days before the Closing Date;

            (c) a copy of the bylaws of EFI and each Newco, certified by the secretary of EFI;

            (d) a Good Standing Certificate for EFI and each Newco, as of a date not more than fifteen (15) days before the Closing Date, from the Secretary of State of Delaware and for each other jurisdiction in which each such company is qualified to do business as a foreign corporation

            (e) a certified copy of any necessary resolutions of the boards of directors of EFI and each Newco evidencing approval of this Agreement and the other documents and transactions that it contemplates;

            (f) copies of all documents evidencing other necessary corporate or other action and government approvals, if any, with respect to this Agreement and the Acquired Ownership Interests that Sellers reasonably request on reasonable notice prior to the Closing;

            (g) an incumbency and signature certificate executed by the Secretary or Assistant Secretary of EFI;

            (h) a certificate from a duly authorized officer of EFI stating that
(i) the representations and warranties of EFI contained in Article IV of this Agreement are true and correct in all material respects as of the Closing Date (unless a representation is made as of a specific date or time, and in such event it shall be true and correct in all material respects as of such date or time); and (ii) no condition or event with respect to EFI or the Newcos has occurred, is continuing, or will result from the execution and delivery of this Agreement or the sale of the Acquired Ownership Interests that constitutes a material breach of this Agreement;

            (i) the opinion of Wilmer, Cutler & Pickering, counsel to EFI;

            (j) the Related Agreements, in form and substance reasonably satisfactory to the Parties; and

            (k) all other documents reasonably required by Sellers to evidence or consummate the transactions contemplated by this Agreement.

      9.07 Deliveries at Second Closing.

            (a) At the Second Closing, Kinser and PHC (to the extent applicable) shall deliver or shall cause to be delivered to EFI the items identified below. EFI's receipt of these items is a condition to its obligations under this Agreement, although EFI may waive any or all of these conditions in whole or in part, as provided in Section 11.09:

                  (i) duly executed instruments of transfer, assignment, or conveyance of the LP Interest and GP Interest, including without limitation original endorsed certificates representing such certificated interests, duly endorsed in blank, or accompanied by blank partnership powers duly executed, and with all necessary transfer tax and other revenue stamps, acquired at the Sellers' expense, affixed and canceled;

                  (ii) a copy of the governing document of GSHA

                  (iii) to the extent reasonably available, a Good Standing Certificate for GSHA, as of a date not more than fifteen (15) days before the Second Closing Date from the jurisdiction of incorporation or organization of such entity and for each other jurisdiction in which it is qualified to do business as a foreign partnership;

                  (iv) a certified copy of any necessary resolution of PHC evidencing approval of this Agreement and the other documents and transactions contemplated hereby;

                  (v) an incumbency and signature certificate executed by the Secretary or Assistant Secretary of each of the PHC and GSHA;

                  (vi) copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement that EFI reasonably requests on reasonable notice prior to the Second Closing;

                  (vii) a certificate from Kinser stating that (i) the representations and warranties of Kinser with respect to GSHA contained in
Article III of this Agreement are true and correct in all material respects as of the Second Closing Date (unless a representation is made as of a specific earlier date or time, and in which case it shall be true and correct in all material respects as of such date or time only); and (ii) no condition or event with respect to Kinser or GSHA has occurred, or is continuing, or will result from the execution and delivery of this Agreement or the sale of the LP Interest or GP Interest that constitutes a material breach of this Agreement;

                  (viii) the opinion(s) of Holland & Knight LLP and Charles B. Worley, in form reasonably satisfactory to EFI; and

                  (ix) all other documents reasonably required by EFI to evidence or to consummate the transactions contemplated by this Agreement.

            (b) At the Second Closing, EFI shall deliver or shall cause to be delivered to Sellers the items identified below. Sellers' receipt of these items is a condition to their obligations under this Agreement, although Sellers may waive any or all of these conditions in whole or in part, as provided in Section 11.09:

                  (i) the EFI Note contemplated by Section 2.02(c);

                  (ii) repayment of the existing Peppertree Note contemplated by
Section 2.02(c);

                  (iii) a copy of the certificate of incorporation of EFI and Newco II, certified by the Secretary of State of Delaware, as of a date not more than fifteen (15) days before the Second Closing Date;

                  (iv) a copy of the bylaws of EFI and each Newco, certified by the secretary of EFI;

                  (v) a Good Standing Certificate for EFI and Newco II, as of a date not more than fifteen (15) days before the Second Closing Date, from the Secretary of State of Delaware;

                  (vi) a certified copy of any necessary resolutions of the boards of directors of EFI and Newco II evidencing approval of this Agreement and the other documents and transactions that it contemplates;

                  (vii) copies of all documents evidencing other necessary corporate or other action and government approvals, if any, with respect to this Agreement and the LP Interest and the GP Interest that Sellers reasonably request on reasonable notice prior to the Closing;

                  (viii) an incumbency and signature certificate executed by the Secretary or Assistant Secretary of EFI;

                  (ix) a certificate from a duly authorized officer of EFI stating that (i) the representations and warranties of EFI contained in Sections 4.01, 4.02 and 4.03 with respect to the purchase of GSHA are true and correct in all material respects as of the Second Closing Date (unless a representation is made as of a specific date or time, and in such event it shall be true and correct in all material respects as of such date or time); and (ii) no condition or event with respect to EFI or the Newcos has occurred, is continuing, or will result from the execution and delivery of this Agreement or the sale of the LP Interest or the GP Interest that constitutes a material breach of this Agreement;

                  (x) the opinion of Wilmer, Cutler & Pickering, counsel to EFI;

                  (xi) all other documents reasonably required by Sellers to evidence or consummate the transactions contemplated by this Agreement.

                                    ARTICLE X

                                 INDEMNIFICATION

      10.01 Indemnification of Sellers. Subject to the survival provisions in
Section 10.07, from and after the Closing, EFI shall indemnify Sellers for, and shall defend and hold harmless each of them from, against, and with respect to all Indemnifiable Losses as a result of, arising from, in connection with, or incident to: (i) any breach or inaccuracy of any representation or warranty made by EFI under this Agreement; (ii) any non-fulfillment of any covenant or agreement by EFI or any Newco under this agreement; (iii) the operation by Purchasers of the Acquired Business following the Closing; (iv) any breach or early termination by the Company on account of acts or omissions occurring after the Closing Date (other than acts or omissions by Kinser, John McFarland, Don Clayton and Herbert Patrick, Jr.) of that certain Agreement for the Collection of Unpaid Accounts, dated July 15, 1999, between Meridian Financial Services, Inc. and the Company; or (v) guaranties made by either Kinser or GSHA for the benefit of any of the Acquired Companies prior to the Closing which are not released as of the Closing Date.

      10.02 Indemnification of Purchasers. Subject to the survival provisions of
Section 10.07, from and after the Closing, Kinser (for himself and PHC) shall indemnify EFI and its Affiliates, officers, directors, employees, partners (general or limited), shareholders, and shareholders of its partners (general or limited) for, and shall defend and hold harmless each of them from, against, and with respect to all Indemnifiable Losses as a result of, arising from, in connection with, or incident to: (i) any breach or inaccuracy of any representation or warranty made by Sellers under this Agreement; (ii) any non-fulfillment of any covenant or agreement by any Seller under this Agreement;
(iii) any guaranty made by the Company for the benefit of GSHA, provided, that, such indemnification obligation shall terminate and be of no further force and effect if and when the Second Closing occurs; and
(iv) the liabilities set forth on the Disclosure Schedule, for which Kinser has agreed to indemnify Purchasers.

      10.03 Cap and Basket.

            (a) Notwithstanding the foregoing, no claim other than (i) any adjustment to the Aggregate Purchase Price pursuant to Article II, (ii) claims by EFI in respect of any breach of representation made in Sections 3.14 (Capital Stock), 3.20 (Taxes) or 3.25 (Brokers), (iii) claims by Kinser in respect of any breach of representation made in Sections 4.04 (Capitalization) or 4.11 (Brokers), (iv) claims by EFI in respect of any breach of covenant made in Sections 5.07 (Non-Competition and Non-Solicitation), 7.01 (Expenses, Transfer Taxes, Apportionment) and 7.07 (Tax Matters), (v) claims by any Seller in respect of any breach of covenant made in Sections 6.03 (Payment of Purchase Price) and 7.01 (Expenses, Transfer Taxes, Apportionment) or (vi) claims identified in subparagraphs 1.a. and 1.b. on Section 10.02(a) of the Disclosure Schedule, may be made unless such claims shall be of an amount in excess of $10,000 and the aggregate of all such claims shall exceed $600,000 (the "Threshold Amount"), in which case the indemnifying party shall be required to pay or be liable for all claims hereunder, but solely to the extent they exceed $100,000. Claims specifically enumerated in Section 10.03(a)(i) - (vi) may be made irrespective of the Threshold Amount (and shall not count toward the Threshold Amount), in which case the indemnifying party shall be required to pay or be liable for all claims hereunder.

            (b) The maximum amount for which any Party may be liable for indemnification hereunder shall not exceed $7,500,000 in the aggregate; provided, that, the maximum amount for which Kinser may be liable for indemnification with respect to those claims specifically enumerated in Section 10.03(a)(i)-(vi) as exclusions from the Threshold Amount and any Indemnifiable Losses resulting from fraud or intentional misrepresentation shall be the Aggregate Purchase Price.

            (c) Kinser shall first satisfy with cash any and all Indemnifiable Losses up to three million dollars ($3,000,000) and may, thereafter, satisfy any and all Indemnifiable Losses that exceed such amount with either cash or shares of EFI Common Stock valued at the VWAP as of the date on which the Indemnifiable Losses are satisfied.

            (d) Solely for the purposes of determining the indemnification obligations of the Parties pursuant to this Article X, all representations and warranties are deemed to be made without any limitations as to materiality or material adverse effect.

      10.04 Indemnifiable Losses Net of Insurance Proceeds. Indemnifiable Losses shall be net of the amount of insurance proceeds received by an Indemnitee from an insurance company on account of such losses, after accounting for any costs incurred in obtaining such proceeds and any increase in insurance premiums resulting from a claim regarding such proceeds, and no insurance companies shall be subrogated to any rights of the Indemnitee against the Indemnitor under this
Article X. This Section 10.04, however, shall not permit an Indemnitor to delay payment of Indemnifiable Losses until after an Indemnitee receives insurance proceeds. Notwithstanding the foregoing, to the extent that Kinser or Purchasers have paid for title insurance for EFI with respect to the Real Property, EFI shall first look to the coverage provided by such policy for otherwise Indemnifiable Losses related to title to such property, and EFI shall be entitled to indemnification under this Article X in respect of Indemnifiable Losses related to title to such property only to the extent it does not recover the full amount of such Indemnifiable Losses from the proceeds of such title insurance policy.

      10.05 Procedure for Seeking Indemnification. Except as provided in Section 7.07, the provisions of Sections 10.01 and 10.02 expressly are subject to the procedural requirements below.

            (a) An Indemnitee shall promptly give notice to the Indemnitor after obtaining knowledge of any claim against the Indemnitee as to which recovery may be sought against the Indemnitee pursuant to Section 10.01 or 10.02. If such indemnification obligation shall arise from the claim of a third party, the Indemnitee shall permit the Indemnitor to assume the defense of any such claim or any litigation resulting from such claim. The failure to give notice as required by this Section 10.05(a) in a timely fashion shall not result in a waiver of any right to indemnification hereunder except to the extent the Indemnitor is prejudiced thereby and then only to the extent of such prejudice.

            (b) If the Indemnitor assumes the defense of such claim or litigation, the obligations of the Indemnitor hereunder shall include taking all steps reasonably necessary in the defense or settlement of such claim or litigation and holding the Indemnitee harmless from and against any and all Indemnifiable Losses caused by or arising out of any settlement approved by the Indemnitor or any judgment in connection with such claim or litigation. The Indemnitor shall not, in the defense of such claim or litigation, (x) consent to entry of any judgment unless the judgment provides only for monetary damages to be paid by the Indemnitor and which the Indemnitor has the ability to pay and does in fact pay, or unless the Indemnitor obtains the written consent of the Indemnitee, or (y) consent to entry of any judgement or enter into any settlement (except with the written consent of the Indemnitee) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee a release from all liability in respect of such claim or litigation. In cases where the Indemnitor has, by written instrument delivered to the Indemnitee, assumed the defense or a settlement with respect to a claim for which indemnification is being sought, and is not in default, or otherwise unable to perform its obligations, under this Article X, the Indemnitor shall be entitled to assume the defense or a settlement thereof with counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnitee, provided that the Indemnitee (and its counsel) shall be entitled to continue to participate at its own cost in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought, and the Indemnitor shall consult in good faith with the Indemnitee upon the Indemnitee's request regarding the conduct of such action, proceeding or claim. If (i) the Indemnitor does not so assume such defense, (ii) the Indemnitor is in default or otherwise unable to perform its obligations under this Article X, or (iii) the Indemnitee reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the Indemnitor, or that another conflict of interest exists or may occur in the defense of such action, the Indemnitee may assume primary responsibility for the defense of the claims, and may select legal counsel reasonably acceptable to the Indemnitor to conduct the defense of such claims. If the Indemnitee assumes and undertakes a defense of a third party claim or claims in accordance with the immediately preceding sentence, the Indemnitor shall be liable to the Indemnitee for any reasonable attorneys' fees and expenses incurred by the Indemnitee in connection with such matter, after receiving notice from the Indemnitee to the effect that it intends to take advantage of the provisions set forth in the immediately preceding sentence; provided, however, that the Indemnitor shall continue to have the right to participate in the defense of any such action and to employ separate counsel in connection therewith, but the fees, costs, and expenses related to such participation shall be at the expense of and paid by the Indemnitor. In the event the Indemnitee assumes primary responsibility for the defense of the claims, the Indemnitor shall continue to pay the legal fees and expenses of counsel for the Indemnitee and the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee. The Indemnitee shall have the right, with the consent of the Indemnitor (which consent shall not be unreasonably withheld), to settle or compromise any such action on terms satisfactory to it. Notwithstanding the foregoing provisions of this Section 10.05(b), if the Indemnitor has notified the Indemnitee that the Indemnitor disputes its liability hereunder to the Indemnitee with respect to such claim and if such dispute is resolved in favor of the Indemnitor, the Indemnitor will not be required to bear the costs and expenses of the Indemnitee's defense pursuant to this Section 10.05(b) or of the Indemnitor's participation therein at the Indemnitee's request, and the Indemnitee will reimburse the Indemnitor in full for all reasonable costs and expenses incurred by the Indemnitor in connection with such claim.

            (c) The Indemnitor shall promptly reimburse the Indemnitee for any Indemnifiable Losses (including, without limitation, reasonable attorneys' fees and expenses, except that where the Indemnitor is defending an action, then the Indemnitor shall be liable for any attorneys' fees and expenses incurred by it). The Indemnitor shall promptly pay or reimburse the Indemnitee for (i) the amount of any judgment rendered or reasonable settlement (under the Indemnitee's circumstances at the time the settlement was entered into, which may be different from the Indemnitor's circumstances if the Indemnitor were conducting the settlement) entered into with respect to any claim by a third party the defense of which was not assumed by the Indemnitor, (ii) all reasonable Indemnifiable Losses (as to settlement) and reasonable expenses, legal or otherwise, incurred by the Indemnitee in connection with the defense against such third party claim or litigation, and (iii) all reasonable costs incurred by the Indemnitee in the securing of its rights under the terms of this Article X.

      10.06 Indemnification Remedy After Closing. After the Closing, the indemnification obligations of this Article X and Section 7.07 shall be the exclusive remedy for breaches of this Agreement except for breaches of covenants requiring performance by a Party after Closing, which may be enforced or remedied in any manner available at law or in equity. No other remedy shall be had for any such breach in tort, contact, or otherwise.

      10.07 Survival of Representations, Warranties, Covenants, and Agreements. Except as provided in clauses (a), (b) or (c) of this Section 10.07, representations, warranties, covenants, and agreements included in this Agreement shall survive for a period of two (2) years: (a) the obligations set forth in Sections 5.02 (Conduct of Acquired Business by Sellers), 5.03 (Access),
6.02 (Access), 7.02 (Publicity) and 7.04 (Full Disclosure) shall survive for the periods specified therein for the performance of the covenants set forth therein; (b) Sections 3.22(a) (Other Property), 3.14 (Capital Stock; Partnership Interests), 5.04 (Confidentiality), and Articles X (Indemnification) and XI (General Provisions), each of which shall survive indefinitely; and (c) claims relating to or arising out of adjustments pursuant to Section 2.03(a) (DTL Adjustment), breaches of the covenants contained in Section 7.07 (Tax Matters) and damages arising from breaches of the representations and warranties set forth in, or items scheduled with respect to, Section 3.08 (Environmental Matters), Section 3.18 (Labor and Employment), Section 3.19 (Employee Benefit Plans) or Section 3.20 (Taxes and Tax Returns), each of which shall survive until the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitations (including extensions thereof), or, with respect to claims under Section 3.08 (Environmental Matters), a period of three (3) years, whichever is longer.

      10.08 Setoff and Recoupment. EFI shall be entitled to setoff against or recoup from any payment of consideration whether or not due hereunder, and including the Deferred Payout pursuant to Section 2.04, the amount of any Indemnifiable Losses suffered by it or any amounts that any Kinser may owe to EFI under Article II.

      10.09 Estoppel. From and after the Closing Date, the Kinser shall have no right to, and agrees not to assert any right to or otherwise seek, indemnification from any Acquired Company, or any of their subsidiaries, with respect to any Indemnifiable Losses payable pursuant to Section 10.02.

      10.10 Purchase Price Adjustments. Any indemnity payment made pursuant to this Agreement will be treated as an adjustment of the Aggregate Purchase Price for Tax purposes unless a determination (as defined in Section 1313 of the Code) or a similar event under state law with respect to the Indemnitee causes any such payment not to constitute an adjustment to Aggregate Purchase Price for United States federal or state income tax purposes, as the case may be. To the extent that an indemnity payment does not constitute an adjustment to Purchase Price under the prior sentence, the amount of any claim or other liability for which indemnification is provided under this Agreement and which is not an indemnity payment relating to the AMT Liability shall be (A) increased to take into account any Tax cost incurred by the Indemnitee arising from the receipt of indemnity payments hereunder and (B) reduced to take account of any Tax benefit realized by the Indemnitee arising from the incurrence or payment of any such Indemnified Loss or other liability. Any indemnification payment hereunder shall initially be made without regard to the prior sentence and shall be reduced to reflect any such net Tax benefit or increased to reflect any net Tax cost only after the Indemnitee has "actually realized" such benefit or such cost. For purposes of this paragraph, an Indemnitee shall be deemed to have "actually realized" a net Tax benefit or net Tax cost to the extent that, and at such time as, the amount of Taxes payable by such Indemnitee is (i) reduced below the amount of Taxes that such Indemnitee would have been required to pay but for deductibility of such indemnity payment, and (ii) increased above the amount of Taxes that such Indemnitee would have been required to pay but for the receipt of such indemnity payments.

                                   ARTICLE XI

                               GENERAL PROVISIONS

      11.01 Entire Agreement. This Agreement supersedes all prior agreements between the Parties (written or oral) and, together with the Related Agreements, is intended as a complete and exclusive statement of the terms of the Parties' agreement.

      11.02 Severability. The validity or enforceability of any term or provision of this Agreement shall in no way affect the validity or enforceability of any other term or provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

      11.03 Amendment and Modification. This Agreement may be modified, amended, or supplemented only by an instrument in writing signed by each Party.

      11.04 Arm's Length Agreement. This Agreement has been negotiated at arm's length and between Persons sophisticated and knowledgeable in the matters dealt with in this Agreement. In addition, each Party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the Party that has drafted the Agreement is not applicable and is waived. This Agreement shall be construed without regard to the identity of the Person who drafted it or the Party who caused it to be drafted and shall be construed as if all Parties had jointly prepared this Agreement. Each and every provision of this Agreement shall be construed as though all of the Parties participated equally in its drafting, and any uncertainty or ambiguity shall not be interpreted against any one Party. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the Parties and of this Agreement.

      11.05 Exhibits, etc. All Exhibits, Annexes and Disclosure Schedules to this Agreement are incorporated into this Agreement and made a part of this Agreement by reference.

      11.06 Headings. The headings contained in this Agreement are solely for reference purposes and shall not affect the meaning or interpretation of this Agreement in any way. All references in this Agreement to Sections, Articles, Disclosure Schedules, Annexes and Exhibits are to Sections and Articles of, and Schedules, Annexes and Exhibits to, this Agreement, unless otherwise expressly indicated. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such term. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

      11.07 Assignment. Neither Sellers nor EFI nor any Newco shall assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party; provided, however, that each Seller consents to the assignment by EFI and each Newco of all of its rights under this Agreement and the Related Documents to Bank of America, N.A. (the "Bank") in connection with the Credit Agreement, dated as of November 17, 1999, among EFI, the Newcos and the Bank pursuant to which the Bank is making a term loan available to EFI to finance a portion of the consideration to be paid to under this Agreement.

      11.08 No Third Party Beneficiaries. Except as otherwise expressly provided, nothing in this Agreement shall entitle any Person other than Sellers, EFI, the Newcos, or their respective successors and assigns as permitted under this Agreement, to any claim, cause of action, remedy, or right of any kind. No current or former employee of Sellers or the Acquired Companies has any right to enforce this agreement against any Party.

      11.09 Waiver of Compliance; Consents. Except as otherwise expressly provided in this Agreement, any failure of any Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party granting the waiver. Such waiver or failure to insist on strict compliance with an obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any other failure. Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in writing in a manner consistent with requirements for a waiver of compliance as provided in this Section 11.09.

      11.10 Sellers' Representative.

            (a) Each Seller, by signing this Agreement, designates Kinser to be the Sellers' Representative for purposes of this Agreement. The Sellers shall be bound by any and all actions taken by the Sellers' Representative on their behalf.

            (b) EFI and the Newcos shall be entitled to rely upon any communication or writings given or executed by or on behalf of the Sellers' Representative. All notices to be sent to the Sellers pursuant to this Agreement may be addressed to the Sellers' Representative and any notice so sent shall be deemed notice to all of the Sellers hereunder. The Sellers hereby consent and agree that the Sellers' Representative is authorized to accept notice on behalf of the Sellers pursuant hereto.

            (c) The Sellers' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Seller, with full power in his or her name and on his or her behalf to act according to the terms of this Agreement in the absolute discretion of the Sellers' Representative; and in general to do all things and to perform all acts including, without limitation, amending this Agreement, and executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement. This power of attorney and all authority hereby conferred is granted subject to the interest of the other Sellers hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Seller or by operation of law, whether by death or other event.

      11.11 Notices. All notices, requests, demands, and other communications provided in this Agreement shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (receipt confirmed), sent by national overnight courier service, or mailed by registered or certified United States Mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided that notices of a change of address shall be effective only on receipt of such notice):

      To Sellers:

      10 Bear Mountain Road
      Asheville, North Carolina  28805
      Attn:  C.  Wayne Kinser
      Fax: (   )

      With a copy to:

      Holland & Knight LLP
      2100 Pennsylvania Avenue, NW
      Suite 400
      Washington, D.C. 20037
      Attn: Mel S. Weinberger
      Fax: (202) 955-5564

      To EFI or any Newco:

      Equivest Finance, Inc.
      100 Northfield Street
      Greenwich, Connecticut 06830
      Attn: Richard G. Winkler
      Fax: (203) 618-0063

      With a copy to:

      Wilmer, Cutler & Pickering
      2445 M Street, N.W.
      Washington, D.C. 20037-1420
      Attn: Eric R. Markus, Esq.
      Fax: (202) 663-6363

All notices, requests, demands, and other communications shall be effective at the earlier of (a) five (5) business days after deposit of the same in the United States Mail, certified postage prepaid; (b) twenty-four (24) hours after delivery to a national overnight courier service; or (c) confirmation of receipt if transmitted by facsimile or if delivered personally.

      11.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles or rules regarding conflicts of laws.

      11.13 Jurisdiction, Venue, and Service of Process. The Parties consent to and waive any objection to the jurisdiction of the United States District Court for the Northern District of New York, or any state court located in Onondaga County, New York, over the person of any Party to this Agreement, for purposes of any action brought under or as the result of a breach of this Agreement. The Parties agree that venue of any action brought under or as the result of a breach of this Agreement shall be proper in the courts named above, and each Party waives any objection to such venue.

      11.14 Jury Trial Waiver. TO THE FULL EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO.

      11.15 Reliance by Each Party. Notwithstanding the right of each Party to investigate the other Parties, and notwithstanding any knowledge determined or determinable by any Party as a result of such investigation, each Party has the unqualified right to rely upon, and has relied upon, each of the representations and warranties to it made by any other Party in this Agreement or pursuant hereto.

      11.16 Attorneys' Fees. Should a dispute arise relating to this Agreement, the Party prevailing in such dispute shall be entitled to all costs and reasonable attorneys' fees and paralegals' fees (whether or not involving litigation and/or appellate, administrative, or bankruptcy proceedings), in addition to such other relief as may be granted.

      11.17 Specific Performance. Each Party agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which such Party may be entitled at law or in equity.

      11.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           [Execution Pages to Follow]

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective duly authorized officers of the date first written above.


                                    EQUIVEST FINANCE, INC.

                                    By: /s/
                                        -----------------------------
                                    Name: Richard C. Breeden
                                          ---------------------------
                                    Title: CEO
                                           --------------------------


                                    PEPPERTREE ACQUISITION CORP.

                                    By: /s/
                                        -----------------------------
                                    Name: Richard C. Breeden
                                          ---------------------------
                                    Title: President
                                           --------------------------


                                    PEPPERTREE ACQUISITION II CORP.

                                    By: /s/
                                        -----------------------------
                                    Name: Richard C. Breeden
                                          ---------------------------
                                    Title: President
                                           --------------------------


                                    C. WAYNE KINSER

                                    /s/
                                    ---------------------------------


                                    PEPPERTREE RESORTS, LTD.

                                    By: /s/
                                        -----------------------------
                                    Name: C. Wayne Kinser
                                          ---------------------------
                                    Title: President
                                           --------------------------

                                    PIONEER HOTEL CORPORATION


                                    By: /s/
                                        -----------------------------
                                    Name: C. Wayne Kinser
                                          ---------------------------
                                    Title: President
                                           --------------------------

                                    SHARON KAY WILLIAMSON
                                    CHARITABLE REMAINDER UNITRUST
                                    (Solely as to Sections 2.01 (The Merger) and
                                    3.03 (Authorization))


                                    By:  First Union National Bank, Trustee

                                    Name: /s/
                                          -------------------------------
                                    Title: Vice President & Trust Officer
                                           ------------------------------


                                    DAVID WAYNE KINSER
                                    CHARITABLE REMAINDER UNITRUST
                                    (Solely as to Sections 2.01 (The Merger) and
                                    3.03 (Authorization))


                                    By:  First Union National Bank, Trustee

                                    Name: /s/
                                          -------------------------------
                                    Title: Vice President & Trust Officer
                                           ------------------------------

                                Exhibit 7.07(d)-1

--------------------------------------------------------------------------------
                                             Cash           Stock
                                           and Note      (expressed as
                                                            value)
--------------------------------------------------------------------------------
Peppertree Resorts, Ltd.                  2,380,648       12,788,889
--------------------------------------------------------------------------------
Great Smokies Hotel Associates            4,000,000               NA
--------------------------------------------------------------------------------
Stockholders' stock of Peppertree
Resort Villas, Inc.                       1,500,000               NA
--------------------------------------------------------------------------------
Section 5.07 Non-compete                    940,000               NA
--------------------------------------------------------------------------------
Peppertree Realty                            10,000               NA
--------------------------------------------------------------------------------
Aircraft                                    275,000               NA
--------------------------------------------------------------------------------

The amount of any Tangible Net Worth Adjustment, Upward Adjustment or Downward Adjustment shall be applied to the Merger Consideration for Peppertree Resorts, Ltd.

                                Exhibit 7.07(d)-2
                        Allocation of GSHA Consideration

[To be provided on or before the date of the Second Closing]